Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274004

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 29, 2023)

20,227,736 American Depositary Shares

Representing 40,455,472 Ordinary Shares

We have entered into an “at the market offering” sales agreement (the “Sales Agreement”) with RBC Capital Markets, LLC and Berenberg Capital Markets LLC, which we refer to as the sales agents, relating to our American Depositary Shares, or ADSs, each representing two ordinary shares, with no par value, offered through this prospectus supplement pursuant to a continuous offering program. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we will offer and sell 20,227,736 ADSs from time to time through the sales agents.

The ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “JMIA.” On August 5, 2024, the closing sale price of the ADSs was $10.59 per ADS.

Sales of ADSs under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE, the existing trading market for the ADSs, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices, and/or other method permitted by law. The sales agents will act as our agents using commercially reasonable efforts consistent with each of their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The sales agents will be entitled to compensation under the terms of the Sales Agreement at a combined commission rate of up to 3.00% of the gross sales price of any ADSs sold by the sales agents under the Sales Agreement. See “Plan of Distribution” beginning on page S-26 for additional information regarding the compensation to be paid to the sales agents.

In connection with the sale of the ADSs on our behalf, the sales agents may be deemed to be “underwriter(s)” within the meaning of the Securities Act, and the compensation paid to the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offence.

RBC Capital Markets	Berenberg

Prospectus Supplement dated August 6, 2024

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the sales agents have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any such free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About this Prospectus Supplement

On August 15, 2023, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form F-3 (File No. 333-274004) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 29, 2023. Under this shelf registration process, we may, from time to time, sell up to an aggregate of 20,227,736 ADSs, representing up to an aggregate of 40,455,472 ordinary shares.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus supplement to “we,” “us”, “our”, “Jumia” and the “Company” refer to Jumia Technologies AG and its consolidated subsidiaries, as applicable.

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Information Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under Item 3. “Key Information—D. Risk Factors” in our then-current Annual Report on Form 20-F, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

●	our future business and financial performance, including our revenue, operating expenses and our ability to maintain profitability and our future business and operating results;

●	our strategies, plan, objectives and goals; and

●	our expectations regarding the development of our industry, internet penetration, market size and the competitive environment in which we operate.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in Item 3. “Key Information-D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, including the following:

●	we have incurred significant losses since inception and there is no guarantee that we will achieve or sustain profitability in the future;

●	we rely on external financing and may not be able to raise necessary additional capital on economically acceptable terms or at all;

●	our markets pose significant operational challenges that require us to expend substantial financial resources;

●	many of our countries of operation are, or have been, characterized by political instability or changes in regulatory or other government policies;

●	our business may be materially and adversely affected by an economic slowdown in any region of Africa;

●	currency volatility and inflation may materially adversely affect our business;

●	exchange controls may restrict the ability of our subsidiaries to convert or transfer sums in foreign currencies;

●	uncertainties with respect to the legal system in certain African markets could adversely affect us;

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●	if our operation of JumiaPay were found to be in violation of applicable laws or regulations, or if JumiaPay is found to be engaged in an unauthorized banking or financial business, we could be subject to fines or other sanctions, forced to cease doing business in certain countries, or forced to change our business practices;

●	our business may be materially and adversely affected by violent crime or terrorism or acts of war in any region of Africa;

●	growth of our business depends on an increase in internet penetration in Africa and other external factors, some of which are beyond our control;

●	we face competition, which may intensify;

●	we may be unable to adapt to changes in our industry or successfully launch and monetize new and innovative technologies, as a result of which our growth and profitability could be adversely affected;

●	we may not be able to maintain our existing partnerships, strategic alliances or other business relationships or enter into new ones. We may have limited control over such relationships, and these relationships may not provide the anticipated benefits;

●	we may fail to maintain or grow the size of our customer base or the level of engagement of our customers;

●	sellers set their own prices and decide which goods they make available on our marketplace, which could affect our ability to respond to customer preferences and trends;

●	we use third-party carriers as part of our fulfillment process, giving us limited control over the fulfillment process and exposing us to challenges should we need to replace carriers;

●	we may experience malfunctions or disruptions of our technology systems;

●	we may experience security breaches and disruptions due to hacking, viruses, fraud, malicious attacks and other circumstances; and

●	we conduct a substantial amount of our business in foreign currencies, which heightens our exposure to the risk of exchange rate fluctuations.

The forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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Prospectus Supplement Summary

This summary highlights selected material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein and therein by reference, including the “Risk Factors” section of the Annual Report on Form 20-F for the year ended December 31, 2023, any financial statements in such documents and the notes to those financial statements, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.

References in this prospectus supplement to “we,” “us”, “our”, “Jumia” and the “Company” refer to Jumia Technologies AG (formerly Africa Internet Holding GmbH) and its consolidated subsidiaries, as applicable.

Our Business

We are the leading pan-African e-commerce platform. Our platform consists of our marketplace, which connects sellers with customers, our logistics service, which enables the shipment and delivery of packages from sellers to customers, and our payment service, JumiaPay, which, together with its network of licensed payment service providers and other partners, facilitates transactions among participants active on our platform in selected markets.

We are active in three regions in Africa, which consist of 11 countries that together accounted for almost 70% of Africa’s GDP of €2.9 trillion in 2023, according to estimates by the International Monetary Fund. Though still nascent, we believe that e-commerce in Africa is well positioned to grow.

Our employees were based in 16 countries, and 36% of our employees were female and 64% were male as of December 31, 2023. As of the same date, approximately 56% of our workforce consisted of marketplace operations and management employees followed by logistics employees at 36%.

We intend to benefit from the expected growth of e-commerce in Africa through the investments that we have made and the extensive local expertise that we have developed since our founding in 2012. Through our operations, we have developed a deep understanding of the economic, technical, geographic and cultural complexities that are unique to Africa, and which vary from country to country. We believe that our deep understanding has enabled us to create solutions that address the needs and preferences of our sellers and customers in the most comprehensive and efficient way. We possess extensive local knowledge of the logistics and payment landscapes in the markets in which we operate, which we consider to be a key component of the success of our company. In addition, we take full advantage of the mobile-centric aspects of the African market, having adopted a “mobile-first” approach in our product development and marketing efforts, which allows us to expand the audience for our goods and services, increase engagement and conversion and reduce our customer acquisition costs.

On our marketplace, a large and diverse group of over 64 thousand sellers offer goods across a wide range of categories, such as phones, electronics, home & living, fashion, beauty and other, including fast-moving consumer goods to customers (i.e., consumers, retailers, distributors and other local buyers). In connection with our marketplace offering, we also engage in corporate sales, where we sell physical goods to local and regional retailers, distributors and other corporate buyers. On our JumiaPay app, we offer a number of digital lifestyle services including utility bills payment, airtime recharge, gaming and entertainment, transport ticketing as well as financial services such as micro-loans, insurance or savings products. We had 5.7 million “Annual Active Customers” within the 12-month period preceding December 31, 2023, which we define as unique customers that placed an order for a product or a service on our platform within this period, irrespective of cancellations or returns. We believe that the number and quality of sellers on our marketplace, and the breadth of their respective offerings, attract more customers to our platform, increasing traffic and orders, which in turn attracts even more sellers to Jumia, creating powerful network effects. Our marketplace operates with limited inventory risk, as the goods sold via our marketplace are predominantly sold by third-party sellers, meaning the cost and risk of inventory remains with the seller. In 2023, over 80% of the items sold on our marketplace were offered by third-party sellers.

Our logistics service, Jumia Logistics, facilitates the delivery of goods in a convenient and reliable way. It consists of a large network of leased warehouses, pick-up stations for customers and drop-off locations for sellers and a significant number of local third-party logistics service providers, whom we integrate and manage through our proprietary technology, data and processes. In certain cities, where we believe it is beneficial to enhance our logistics service, we also operate our own last-mile fleet.

Our payment service, JumiaPay, has been designed to facilitate cashless online transactions between participants on our platform. JumiaPay encompasses a number of functionalities positioning African customers, who have traditionally relied on cash, to transact in a cash-less manner. JumiaPay, with its network of licensed payment service providers and other partners, provides digital payment processing on our platform allowing for a fast and secure payment experience at checkout. JumiaPay also has a dedicated payment app, the JumiaPay app, through which we offer customers a number of digital lifestyle services from a broad range of third-party service providers. As of December 31, 2023, one or more JumiaPay services were available in nine markets: Egypt, Ghana, Ivory Coast, Kenya, Morocco, Nigeria, Tunisia, Uganda and Algeria. In line with our strategic focus on adding value to our ecosystem, we have deliberately rationalized the range of digital services offered on the JumiaPay app and scaled back some of our marketing initiatives which impacted negatively the JumiaPay performance in 2023. Our strategic focus is now on cultivating a customer base with greater long-term value. The number of JumiaPay Transactions reached 8.4 million in 2023 compared to 9.7 million in 2022. Total Payment Volume (“TPV”) reached $192.2 million in 2023, a decrease of 25% compared to 2022.

Our operations benefit from a uniform technology platform coupled with coordinated local presence. Our unified, scalable technology platform has been developed by our technology and data team, which is predominantly located in Portugal and Egypt. This technology platform covers all relevant aspects of our operations, from data management, business intelligence, traffic optimization and customer engagement to infrastructure, logistics and payments. We constantly collect and analyze data to help us optimize our operations, make our customer experience more personal and relevant, and enable us, selected sellers and logistics partners to make informed real-time decisions. Our local teams in each of our countries of operations have access to, and may benefit from, the centralized data collection and analytics and are empowered to use the insights gained from our platform in order to take action locally.

Trust is critical in Africa, where people traditionally rely on face-to-face interaction to transact business. We believe that our targeted marketing efforts and consistent focus on delivering a high-quality seller and customer experience have helped us to build a strong reputation and create a leading brand that customers and sellers recognize and trust. Our brand is well known by customers and sellers and is among the most recognizable in our regions of operation. For example, Jumia was a leading online marketplace in Africa as of 2023, based on number of monthly visits, according to Statista. In addition, in 2021, Jumia topped the list in the online retail sector in Egypt.

We remain committed to taking the business to profitability, through a combination of fundamentals-led growth, enhanced cost discipline and balanced monetization. Navigating a very challenging macroeconomic backdrop in 2023, we have implemented several initiatives focused on enhancing our financial performance and building a more robust foundation for our e-commerce operations. This involved discontinuing business activities with limited growth potential, optimizing marketing spend, and streamlining our organization. While these changes impacted our performance in 2023, they were deemed necessary to ensure long-term sustainability and success in a complex and evolving economic landscape.

Annual Active Customers reached 5.7 million in 2023, a decrease of 22% compared to 2022. Orders reached 21.3 million in 2023, a decrease of 22% compared to 2022. GMV reached $749.8 million in 2023, a decrease of 20% compared to 2022. In terms of financial indicators, we made significant progress in 2023. Our Adjusted EBITDA loss for 2023 decreased by 68% from $182.1 million to $58.2 million, steadily improving quarter after quarter. Our Loss before Income tax from continuing operations for 2023 decreased by 52% from $206.2 million to $98.6 million.

Selected Risks Associated with our Business, Operations and Financial Position

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023. You should read these risks before you invest in the ADSs. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include, but are not limited to, the following:

●	we have incurred significant losses since inception and there is no guarantee that we will achieve or sustain profitability in the future;

●	we rely on external financing and may not be able to raise necessary additional capital on economically acceptable terms or at all;

●	our markets pose significant operational challenges that require us to expend substantial financial resources;

●	many of our countries of operation are, or have been, characterized by political instability or changes in regulatory or other government policies;

●	our business may be materially and adversely affected by an economic slowdown in any region of Africa;

●	currency volatility and inflation may materially adversely affect our business;

●	exchange controls may restrict the ability of our subsidiaries to convert or transfer sums in foreign currencies;

●	uncertainties with respect to the legal system in certain African markets could adversely affect us;

●	if our operation of JumiaPay were found to be in violation of applicable laws or regulations, or if JumiaPay is found to be engaged in an unauthorized banking or financial business, we could be subject to fines or other sanctions, forced to cease doing business in certain countries, or forced to change our business practices;

●	our business may be materially and adversely affected by violent crime or terrorism or acts of war in any region of Africa;

●	growth of our business depends on an increase in internet penetration in Africa and other external factors, some of which are beyond our control;

●	we face competition, which may intensify;

●	we may be unable to adapt to changes in our industry or successfully launch and monetize new and innovative technologies, as a result of which our growth and profitability could be adversely affected;

●	we may not be able to maintain our existing partnerships, strategic alliances or other business relationships or enter into new ones. We may have limited control over such relationships, and these relationships may not provide the anticipated benefits;

●	we may fail to maintain or grow the size of our customer base or the level of engagement of our customers;

●	sellers set their own prices and decide which goods they make available on our marketplace, which could affect our ability to respond to customer preferences and trends;

●	we use third-party carriers as part of our fulfillment process, giving us limited control over the fulfillment process and exposing us to challenges should we need to replace carriers;

●	we may experience malfunctions or disruptions of our technology systems;

●	we may experience security breaches and disruptions due to hacking, viruses, fraud, malicious attacks and other circumstances;

●	we conduct a substantial amount of our business in foreign currencies, which heightens our exposure to the risk of exchange rate fluctuations.

Corporate Information

Our legal name is Jumia Technologies AG. We were incorporated on June 26, 2012 as a limited liability company (Gesellschaft mit beschränkter Haftung) under German law and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin Charlottenburg, Germany, on July 4, 2012. On December 17 and 18, 2018, our shareholders resolved upon the change of our legal form into a German stock corporation (Aktiengesellschaft) and the change of our company name to Jumia Technologies AG. The change of our legal form and company name became effective upon registration with the commercial register (Handelsregister) of the local court (Amtsgericht) in Berlin Charlottenburg, Germany, on January 31, 2019. The legal effect of the conversion of the limited liability company (Gesellschaft mit beschränkter Haftung) with the company name Africa Internet Holding GmbH under German law is limited to the change in the legal form. Africa Internet Holding GmbH was neither dissolved nor wound up, but continues its existence as the same legal entity with a new legal form and name. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Our principal executive offices are located at Skalitzer Straße 104, 10997 Berlin, Germany. Our telephone number is +49 (30) 398 20 34 54 and our website is www.jumia.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

The Offering

Securities offered by us:	20,227,736 ADSs representing 40,455,472 ordinary shares.
American Depositary Shares:	Each American depositary share (“ADS”), which may be evidenced by an American Depositary Receipt (“ADR”), represents two of our ordinary shares.
As an ADS holder, we will not treat you as one of our shareholders. The depositary, The Bank of New York Mellon, will be the holder of the ordinary shares underlying the ADSs. You will have rights as provided in the deposit agreement. You may surrender the ADSs and withdraw the underlying ordinary shares as provided, and pursuant to the limitations set forth in, the deposit agreement. The depositary will charge you fees for, among other things, any such surrender for the purpose of withdrawal. As described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs, you agree to be bound by the terms of the deposit agreement then in effect. To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section in the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement to which this prospectus supplement relates.
Depositary:	The Bank of New York Mellon.
Distribution:	Sales of ADSs under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE, the existing trading market for the ADSs, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices, and/or other method permitted by law.
Use of proceeds:	We intend to use the net proceeds from the offering to help support our continued efforts around customer acquisition, expansion of our supplier base and overall assortment, scaling our logistics network and improving our marketing and vendor technology as well as for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Dividend policy:	We have not paid any dividends on our ordinary shares since our inception, and we currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Except as required by law, any future determination to pay cash dividends will be at the discretion of our management board and supervisory board and will be dependent upon our financial condition, results of operations, capital requirements, and other factors our management board and supervisory board deem relevant. See “Dividend Policy” in our Annual Report on Form 20-F for the year ended December 31, 2023.
Trading market:	The ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “JMIA.”

Risk Factors

An investment in the ADSs involves a high degree of risk. Before deciding whether to invest in the ADSs, you should consider carefully the risks described below as well as those discussed under Item 3. “Key Information—D. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, which is incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business and financial condition. If any of these risks actually occur, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Securities and this Offering

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

While the number of ADSs that will be sold by the sales agents is fixed, the price per ADS sold pursuant to the Sales Agreement will fluctuate over time. Accordingly, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The ADSs offered hereby will be sold in an “at-the-market offering” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. In addition, there is no maximum sales price for ADSs to be sold in this offering. Investors may experience a decline in the value of the ADSs they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The price of the ADSs has been and may in the future be volatile.

The market price of the ADSs has fluctuated in the past, and may fluctuate substantially in the future, due to the materialization of any of the risks included in or incorporated by reference in the prospectus supplement and the accompanying prospectus as well as a variety of factors, many of which are beyond our control, including:

●	our operating and financial results failing to meet the expectations of securities analysts or investors;

●	changes in financial estimates or recommendations by securities analysts;

●	material announcements by us or our competitors;

●	new regulatory pronouncements and changes in regulatory guidelines, including with respect to taxation;

●	public sales of a substantial number of ADSs; and

●	fluctuations in trading volume.

Future offerings of debt or equity securities by us could adversely affect the market price of the ADSs, and future issuances of equity securities could lead to a substantial dilution of our shareholders.

We may require additional capital in the future to finance our business operations and growth. We may seek to raise such capital through the issuance of additional ADSs or debt securities with conversion rights (e.g., convertible bonds and option rights). An issuance of additional ADSs or debt securities with conversion rights could potentially reduce the market price of the ADSs and we currently cannot predict the amounts and terms of such future offerings.

If such offerings of equity or debt securities with conversion rights are made without granting subscription rights to our existing shareholders, these offerings would dilute the economic and voting rights of our existing shareholders. In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued ADSs, options granted to our business partners or from the exercise of stock options by our employees in the context of existing or future stock option programs or the issuance of ADSs to employees in the context of existing or future employee participation programs.

Any future issuance of ADSs could reduce the market price of the ADSs and dilute the holdings of existing shareholders.

Investors may have difficulty enforcing civil liabilities against us or the members of our management and supervisory boards.

We are incorporated in Germany and conduct substantially all of our operations in Africa through our subsidiaries. Certain members of our management board and supervisory board are non-residents of the United States. The majority of our assets and the assets of half of the members of our management board and supervisory board are located outside the United States. As a result, it may not be possible, or may be very difficult, to serve process on company representatives or the company in the United States, or to enforce judgments obtained in U.S. courts against company representatives or the company based on civil liability provisions of the securities laws of the United States.

There is no treaty between the United States and Germany for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in Germany unless the underlying claim is re-litigated before a German court of competent jurisdiction.

Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws, against us, members of our management board and supervisory board, or our senior management. In addition, there is doubt as to whether a German court would impose civil liability on us, the members of our management and supervisory board or our senior management in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in Germany against us or such members, respectively.

Holders of the ADSs may be subject to limitations on transfer of their ADSs.

The ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

The exercise of voting rights of holders of the ADSs is limited by the terms of the deposit agreement.

For so long as holders of the ADSs do not convert their ADSs into ordinary shares, they may not attend our shareholder’s meetings and may exercise their voting rights with respect to the ordinary shares underlying their ADSs only in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from a holder of the ADSs in the manner set forth in the deposit agreement, the depositary for the ADSs will endeavor to vote such holder’s underlying ordinary shares in accordance with these instructions. Under our articles of association, the minimum notice period required for convening a shareholders’ meeting corresponds to the statutory minimum period, which is currently 36 days. When a shareholders’ meeting is convened, a holder of the ADSs may not receive sufficient notice of a shareholders’ meeting to permit such holder to withdraw its ordinary shares to allow the holder to cast its vote with respect to any specific matter at the meeting. In addition, the depositary and its agents may not be able to send voting instructions to a holder of the ADSs or carry out such holder’s voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to a holder of the ADSs in a timely manner, but such holder may not receive the voting materials in time to ensure that such holder can instruct the depositary to vote its shares. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, a holder of the ADSs may not be able to exercise its right to vote and may lack recourse if the ordinary shares are not voted as requested by such holder.

The rights of shareholders in companies subject to German corporate law differ in material respects from the rights of shareholders of corporations incorporated in the United States.

We are a stock corporation (Aktiengesellschaft) incorporated under German law. Our corporate affairs are governed by our articles of association and by the laws governing stock corporations incorporated in Germany. The rights of shareholders and the responsibilities of members of our management board and supervisory board may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions and the management or directors of those corporations. In the performance of their duties, our management board and supervisory board are required by German law to consider the interests of our company, its shareholders, its employees and other stakeholders. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as an ADS holder.

German and European insolvency laws are substantially different from U.S. insolvency laws and may offer our shareholders less protection than they would have under U.S. insolvency laws.

As a company with its registered office in Germany, we are subject to German insolvency laws in the event any insolvency proceedings are initiated against us including, among other things, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings. Should courts in another European country determine that the insolvency laws of that country apply to us in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against us. Insolvency laws in Germany or the relevant other European country, if any, may offer our shareholders less protection than they would have under U.S. insolvency laws and make it more difficult for our shareholders to recover the amount they could expect to recover in a liquidation under U.S. insolvency laws.

As we are a foreign private issuer and intend to follow certain home country corporate governance practices, holders of the ADSs may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of the NYSE, provided that we disclose the requirements we are not following and describe the home country practices we are following. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors.

We have relied on and intend to continue to rely on some of these exemptions. For more information, please see our Form 20-F for the year ended December 31, 2023. As a result, holders of the ADSs may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

The interpretation of the treatment of ADSs by the German tax authorities is subject to change.

The specific treatment of ADSs under German tax law is based on administrative guidance by the fiscal authorities, which are not codified law and are subject to change. Tax authorities may modify their interpretation and the current treatment of ADSs may change, as the circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 21, 2019, reference number IV C 1-S 1980-1/16/10010 :001, as amended from time to time, shows. According to this circular, ADSs are not treated as capital participation (Kapitalbeteiligung) within the meaning of Section 2 para. 8 of the Investment Tax Code (Investmentsteuergesetz), whereas according to the more general circular issued by the German Federal Ministry of Finance on ADSs, they should rather be treated as the underlying stocks themselves in principle (Federal Ministry of Finance, circular dated May 24, 2013, reference number IV C 1-S 2204/12/10003, as amended by the circular dated December 18, 2018, reference number IV C 1-S 2204/12/10003). Such changes in the interpretation by the fiscal authorities may have adverse effects on the taxation of investors.

We may become a passive foreign investment company (“PFIC”), which could result in adverse United States federal income tax consequences to United States investors.

We believe we were not a PFIC in the prior taxable year and do not expect to become a PFIC in the current taxable year or the foreseeable future. However, the determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes if either: (1) 75% or more of our gross income in a taxable year is passive income, or (2) the average percentage of our assets by value in a taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current expectation regarding our PFIC status is based in part upon the value of our goodwill which is based on the market value for our shares and ADSs, and in part on the rate at which our cash and cash equivalents are spent. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of our shares and ADSs or we spend our cash or cash equivalents at a slower rate than expected.

If we are or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences to a holder of the ADSs if such holder is a United States investor. For example, if we are a PFIC, our United States investors will become subject to increased tax liabilities under United States federal income tax laws and regulations and will become subject to burdensome reporting requirements. We cannot assure that we will not be a PFIC for our current taxable year or any future taxable year.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have considerable discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. Shareholders may not be able to assess whether the proceeds are being used appropriately. We have not quantified or allocated any specific portion or range of the net proceeds to us for any particular purpose. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of the ADSs to decline. See “Use of Proceeds.”

Capitalization

The table below sets forth our cash and cash equivalents as well as our capitalization as of June 30, 2024 on an actual basis. While the sales agents will sell all shares, represented by ADSs, subscribed for in the relevant capital increase, the price per ADSs sold in this offering will likely vary. Accordingly, the actual total public offering amount, commissions and proceeds to us are not determinable at this time and no capitalization information adjusted for the effects of the offering is presented.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our unaudited financial statements, including our interim consolidated financial statements, and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, and to our audited financial statements contained in our Form 20-F for the year ended December 31, 2023, incorporated by reference into this prospectus.

As of June 30, 2024
Actual
(in thousands of U.S.$)

Cash and cash equivalents	45,057

Non-current borrowings	5,524
Current borrowings	2,725
Share capital	239,163
Share premium	1,736,469
Other reserves	177,358
Accumulated losses	(2,127,440)
Equity attributable to the equity holders of the Company(1)	25,550
Total capitalization and indebtedness	33,799

(1)	Excludes negative $513 thousand of equity attributable to non-controlling interests.

Use of Proceeds

We intend to sell 20,227,736 ADSs during the course of the offering described in this prospectus supplement. The amount of proceeds from this offering will depend upon the market price at which the ADSs are sold. While the sales agents will sell all shares, represented by ADSs, subscribed for in the relevant capital increase, the price per ADSs sold in this offering will likely vary. Accordingly, the actual total public offering amount, commissions and proceeds to us are not determinable at this time.

We intend to use the net proceeds from the offering to help support our continued efforts around customer acquisition, expansion of our supplier base and overall assortment, scaling our logistics network and improving our marketing and vendor technology as well as for general corporate purposes.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and cash generated by operations and other factors described in the “Risk Factors” sections contained in this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2023. Accordingly, we will have broad discretion in deploying the net proceeds from this offering.

Dilution

If you invest in the ADSs, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after the completion of this offering. As of June 30, 2024, we had a net tangible book value of $25.0 million, corresponding to a net tangible book value of $0.24 per ADS. Net tangible book value per ADS represents the amount of our total assets less our total liabilities, divided by 204,470,178 ordinary shares, the total number of our ordinary shares outstanding as of June 30, 2024, and multiplying such amount by two, as one ADS represents two ordinary shares.

After giving effect to the assumed issuance and sale of 20,227,736 ADSs (representing an aggregate of 40,455,472 ordinary shares) at an assumed offering price of $10.59 per ADS (the last reported sale price of the ADSs on the NYSE on August 5, 2024) and after deducting the discounts and commissions and estimated expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $230.3 million, representing $1.88 per ADS. This represents an immediate increase in net tangible book value of $1.64 per ADS to existing shareholders and an immediate dilution in net tangible book value of $8.71 per ADS to new investors purchasing ADSs in this offering. Dilution for this purpose represents the difference between the assumed offering price per ADS of $10.59 and the adjusted net tangible book value of $1.88 per ADS to investors participating in this offering.

The following table illustrates this dilution to new investors participating in the offering:

(in $)
Assumed public offering price per ADS	10.59
Net tangible book value per ADS as of June 30, 2024	0.24
Increase per ADS attributable to new investors purchasing ADSs in this offering	1.64
As adjusted net tangible book value per ADS after giving effect to this offering	1.88
Dilution per ADS to new investors	8.71

The above discussion and table are based on our actual ordinary shares outstanding as of June 30, 2024 and exclude 2,359,673 ADSs (4,719,346 ordinary shares) covered by awards available for issuance under our virtual restricted stock unit plans as of June 30, 2024.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

Material Tax Considerations

German Taxation

The following discussion addresses certain German tax consequences of acquiring, owning or disposing of the ADSs. With the exception of the subsection “German Taxation of Holders of ADSs—Taxation of Holders Tax Resident in Germany” below, which provides an overview of dividend taxation to holders that are residents of Germany, this discussion applies only to U.S. treaty beneficiaries (defined below) that acquire ADSs in the offering. The discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a German tax resident or a U.S. treaty beneficiary (defined below) acquiring ADSs. In particular, this discussion does not address tax considerations applicable to certain types of U.S. treaty beneficiaries (defined below) that may be subject to special treatment under the German tax laws, such as companies of the finance or insurance sector.

This discussion is based on domestic German tax laws, including, but not limited to, circulars issued by German tax authorities, which are not binding on the German courts, and the Treaty (defined below). It is based upon tax laws in effect at the time of filing of this prospectus. These laws are subject to change, possibly with retroactive effect. There is no assurance that German tax authorities will not challenge one or more of the tax consequences described in this discussion. There is no assurance that German tax authorities will not challenge one or more of the tax consequences described in this discussion. In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all German tax considerations that may be of relevance in the context of acquiring, owning and disposing of ADSs.

The tax information presented in this section is not a substitute for tax advice. Prospective holders of ADSs should consult their own tax advisors regarding the German tax consequences of the purchase, ownership, disposition, donation or inheritance of ADSs in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any German dividend withholding tax (Kapitalertragsteuer) withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

The Company does not assume any responsibility for withholding tax at source.

German Taxation of Holders of ADSs

General

Based on the circular issued by the German Federal Ministry of Finance (BMF-Schreiben), dated May 24, 2013, reference number IV C 1-S 2204/12/10003, as amended by the circular dated December 18, 2018, reference number IV C 1-S 2204/12/10003, in respect of the taxation of American Depositary Receipts (“ADRs”) on domestic shares (jointly the “ADR Tax Circular”), for German tax purposes, the ADSs represent a beneficial ownership interest in the underlying shares of the Company and should qualify as the ADRs for the purpose of the ADR Tax Circular even though it has to be noted that the ADR Tax Circular does not explicitly address ADSs. If the ADSs qualify as the ADRs under the ADR Tax Circular, dividends would accordingly be attributable to holders of the ADSs for tax purposes, and not to the legal owner of the ordinary shares (i.e., the financial institution on behalf of which the ordinary shares are stored at a domestic depository for the ADS holders). Furthermore, holders of the ADSs should be treated as beneficial owners of the capital of the Company with respect to capital gains (see below in section “German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs”). However, investors should note that circulars published by the German tax authorities (including the ADR Tax Circular) are not binding on German courts, including German tax courts, and it is unclear whether a German court would follow the ADR Tax Circular in determining the German tax treatment of the ADSs. For the purpose of this German tax section, it is assumed that the ADSs qualify as the ADRs within the meaning of the ADR Tax Circular.

Taxation of Holders Not Tax Resident in Germany

The following discussion describes material German tax consequences for a holder that is a U.S. treaty beneficiary of acquiring, owning and disposing of the ADSs. For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention Between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital and to Certain Other Taxes as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung vom 4. Juni 2008) (the “Treaty”), who is fully eligible for benefits under the Treaty.

A holder will be a U.S. treaty beneficiary entitled to full Treaty benefits in respect of the ADSs if it is, inter alia:

●	the beneficial owner of the ADSs (and the dividends paid with respect thereto);

●	a U.S. holder (as defined below);

●	not also a resident of Germany for German tax purposes; and

●	not subject to the limitation on benefits restrictions (i.e., anti-treaty shopping article of the Treaty or German domestic rules) that applies in certain circumstances.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of ADSs that are (i) held in connection with a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Germany or (ii) part of business assets for which a permanent representative in Germany has been appointed.

General Rules for the Taxation of Holders Not Tax Resident in Germany

Non-German resident holders of ADSs are subject to German taxation with respect to certain German source income (beschränkte Steuerpflicht). According to the ADR Tax Circular, income from the shares should be attributed to the holder of the ADSs for German tax purposes. As a consequence, income from the ADSs should be treated as German source income (dividend distributions of a corporate with a statutory seat and/or its place of central management in Germany). However, the repayment of capital contributions (Einlagenrückgewähr) for tax purposes is considered as reduction of the acquisition costs of the respective shares rather than as dividend payment (subject to proper tax declaration by the Company in accordance with German tax law).

The full amount of a dividend distributed by the Company to a non-German resident holder which does not maintain a permanent establishment or other taxable presence in Germany, to which the ADSs are attributable, is subject to (final) German withholding tax at a 25% rate plus a solidarity surcharge (Solidaritätszuschlag) of 5.5% on the amount of withholding tax (amounting in total to a rate of 26.375%) and church tax (Kirchensteuer), if applicable. The relevant dividend is deemed to be received for German tax purposes at the payout date as determined by the Company’s general shareholders’ meeting, or if such date is not specified, the day after such general shareholders’ meeting. The amount of the relevant taxable income is based on the gross amount in Euro; any expenses and costs related to such taxable income in principle should not reduce the taxable income.

The solidarity surcharge (Solidaritätszuschlag) has been abolished or reduced for certain German taxpayers, depending on their amount of payable income tax. The new rules apply from the beginning of the assessment period for the fiscal year ending December 31, 2021. Pursuant to the new law, the solidarity surcharge remains in place for purposes of withholding tax, the flat rate income tax on capital income regime and corporate income tax. Prospective holders of ADSs are advised to monitor future developments closely, also in relation to a potential abolishment of the German flat rate income tax on capital income (Abgeltungsteuer), which has been discussed in the past.

German withholding tax on capital income (Kapitalertragsteuer) is withheld and remitted to the competent German tax authorities by (i) the German dividend disbursing agent (i.e., a German credit institution, financial services institution or securities institute (each including the German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) (each as defined in the German Banking Act (Kreditwesengesetz) or German Securities Institute Act (Wertpapierinstitutsgesetz) that holds or administers the underlying shares in custody and (a) disburses or credits the dividend income from the underlying shares, (b) disburses or credits the dividend income from the underlying shares on delivery of the dividend coupons or (c) disburses such dividend income to a foreign agent or (ii) the central securities depository (Wertpapiersammelbank) in terms of the German Depositary Act (Depotgesetz) holding the underlying shares in a collective deposit, if such central securities depository disburses the dividend income from the underlying shares to a foreign agent, regardless of whether a holder must report the dividend for tax purposes and regardless of whether or not a holder is a resident of Germany.

Pursuant to the provisions of the Treaty, the German withholding tax may not exceed 15% of the gross dividends collected by U.S. treaty beneficiaries. The excess of the total withholding tax, including the solidarity surcharge, over the maximum rate of withholding tax permitted by the Treaty is refunded to U.S. treaty beneficiaries upon application (subject to presenting a proper German withholding tax certificate which can only be issued if the company has confirmed in writing to the German depositary the number of ADSs issued and that all of the ADSs issued at the issuance date were covered by an equivalent number of German shares deposited with the German depositary (circular by the German Federal Ministry of Finance, dated December 18, 2018, reference number IV C 1-S 2204/12/10003, as amended by the circular dated December 18, 2018, reference number IV C 1-S 2204/12/10003)). For example, for a declared dividend in the amount of €100, a U.S. treaty beneficiary initially receives €73.625 (€100 minus the 26.375% withholding tax including solidarity surcharge). The U.S. treaty beneficiary is entitled to a partial withholding tax refund from the German tax authorities in the amount of €11.375 of the gross dividend (of €100). As a result, the U.S. treaty beneficiary ultimately receives a total of €85 (85% of the declared dividend) following the refund of the excess withholding. However, investors should note that it is unclear how the German tax authorities will apply the refund process to dividends on the ADSs with respect to non-German resident holders of the ADSs. Further, such refund is subject to the German anti-avoidance treaty shopping rule (as described below in section “—Withholding Tax Refund for U.S. Treaty Beneficiaries”).

A reduced permitted German withholding tax rate of 5% would apply according to the Treaty provisions, if the U.S. treaty beneficiary is a corporation and holds directly at least 10% of the voting shares of the dividend paying company.

German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs

Capital gains from the disposition of the ADSs realized by a non-German tax resident holder who does not maintain a permanent establishment or other taxable presence in Germany, to which the ADSs are attributable, will be treated as German source income and be subject to German (corporate) income tax if such holder at any time during the five years preceding the disposition, directly or indirectly, owned 1% or more of the Company’s share capital (or other equity related instruments, as specified by law), irrespective of whether through the ADSs or shares of the Company. If such holder had acquired the ADSs without consideration, the previous owner’s holding period and quota would be taken into account when calculating the above holding period and the participation threshold.

However, U.S. treaty beneficiaries are eligible for treaty benefits under the Treaty (as described above in the section “—General Rules for the Taxation of Holders Not Tax Resident in Germany “. Pursuant to the Treaty, U.S. treaty beneficiaries are not subject to German tax with any capital gain derived from the sale of the ADSs, even under the circumstances described in the preceding paragraph and therefore should not be taxed on capital gains from the disposition of the ADSs.

German statutory law requires a German disbursing agent to levy withholding tax on capital gains from the sale of ADSs or other securities held in a custody account in Germany. With regard to the German taxation of capital gains, German disbursing agent means a German credit institution, a financial services institution or securities institute (each including the German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) (each as defined in the German Banking Act (Kreditwesengesetz) or German Securities Institute Act (Wertpapierinstitutsgesetz) that holds the ADSs in custody or administers the ADSs for the investor or conducts sales or other dispositions and disburses or credits the income from the ADSs to the holder of the ADSs. It should be noted that the German statutory law does not explicitly condition the obligation to withhold taxes on capital gains being subject to taxation in Germany under German statutory law or on an applicable income tax treaty permitting Germany to tax such capital gains.

However, a circular issued by the German Federal Ministry of Finance, dated May 19, 2022, reference number IV C 1-S 2252/19/10003 :009, as amended from time to time, provides that German taxes on capital gains need not be withheld when the holder of the custody account is not a resident of Germany for tax purposes and the income is not subject to German taxation. The circular further states that there is no obligation to withhold such tax even if the non-German resident holder owns 1% or more of the share capital of a German company. While circulars issued by the German Federal Ministry of Finance are in principle only binding on the German tax authorities but not on the German courts, in practice, the disbursing agents nevertheless typically rely on guidance contained in such circulars. Therefore, a disbursing agent is expected not to withhold tax on capital gains derived by a U.S. treaty beneficiary from the disposition of ADSs held in a custody account in Germany, unless the holder of the ADSs does not provide evidence on its tax status as non-German tax resident. In any other case, the U.S. treaty beneficiary may be entitled to claim a refund of the withholding tax from the German tax authorities under the Treaty, as described below in the section “—Withholding Tax Refund for U.S. Treaty Beneficiaries.”

Withholding Tax Refund for U.S. Treaty Beneficiaries

U.S. treaty beneficiaries are generally eligible for treaty benefits under the Treaty, as described above in Section “—Taxation of Holders Not Tax Resident in Germany.” Accordingly, U.S. treaty beneficiaries are in general entitled to claim a refund of the portion of the otherwise applicable 26.375% German withholding tax (corporate income tax including solidarity surcharge) on dividends that exceeds the applicable Treaty rate (subject to presenting a proper German withholding tax certificate). However, in respect of dividends, refund described in the preceding paragraph is only possible if, due to special rules on the restriction of withholding tax credit, the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, then for a shareholder not being tax resident in Germany who applied for a full or partial refund of the withholding tax pursuant to a double taxation treaty, no refund is available. This restriction generally does only apply, if (i) the tax on the dividends underlying the refund application is below 15% of the gross amount of the dividends pursuant to a double taxation treaty and (ii) the holder does not directly own 10% or more in the shares of the company and is subject to income taxes in its state of residence, without being tax-exempt. The restriction of the withholding tax credit does not apply if the holder has beneficially owned the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends. In addition to the aforementioned restrictions, in particular, pursuant to a decree published by the German Federal Ministry of Finance dated July 9, 2021, reference number IV C 1-S 2252/19/10035 :014, as amended from time to time, the withholding tax credit may also be denied as an anti-abuse measure.

However, as previously discussed, investors should note that it is unclear how the German tax administration will apply the refund process to dividends on the ADSs. Further, such refund is subject to the German anti-avoidance treaty shopping rule according to section 50d para. 3 of the German Income Tax Act (Einkommensteuergesetz). In particular, pursuant to this rule a foreign company shall not have the right to a full or partial refund to the extent persons holding ownership interests in the Company would not be entitled to the refund if they would have derived the income directly and the dividend income has no significant connection with an economic activity of the foreign company. These restrictions do not apply if it can be demonstrated that none of the main purposes of the interposition of the foreign company is to obtain a tax advantage, or if the main class of stock in the interposed foreign company is traded substantially and regularly on a recognized stock exchange. Whether or not and to which extent the anti-avoidance treaty shopping rule applies, has to be analyzed on a case-by-case basis taking into account all relevant tests. In addition, the interpretation of these tests is disputed and to date no published decisions of the German Federal Finance Court (Bundesfinanzhof) dealing with the interpretation of these tests exist.

Due to the legal structure of the ADSs, only limited guidance of the German tax authorities exists on the practical application of this procedure with respect to the ADSs.

Taxation of Holders Tax Resident in Germany

This subsection provides an overview of dividend taxation with regard to the general principles applicable to the Company’s holders of ADSs who are tax resident in Germany. A holder is a German tax resident if, in case of an individual, he or she maintains a domicile (Wohnsitz) or a usual residence (gewöhnlicher Aufenthalt) in Germany or if, in case of a corporation, it has its place of central management (Geschäftsleitung) or a statutory seat (Sitz) in Germany.

The German dividend and capital gains taxation rules applicable to German tax residents require a distinction between ADSs held as private assets (Privatvermögen) and ADSs held as business assets (Betriebsvermögen).

ADSs as Private Assets (Privatvermögen)

If the ADSs are held as private assets (Privatvermögen) by a German tax resident individual, dividends and capital gains are taxed as capital income (Einkünfte aus Kapitalvermögen) and are principally subject to 25% German flat rate income tax on capital income (Abgeltungsteuer) (plus a 5.5% solidarity surcharge (Solidaritätszuschlag) thereon, resulting in an aggregate rate of 26.375% and plus church tax (Kirchensteuer), if applicable), which is generally levied in the form of withholding tax on capital income (Kapitalertragsteuer). The holder is taxed on gross capital income (including dividends or gains with respect to ADSs), less the annual saver’s tax-free allowance (Sparer-Pauschbetrag) of currently of €1,000 for an individual or €2,000 for jointly filing individuals. The deduction of actual expenses relating to the capital income (including dividends or gains with respect to ADSs) is generally not permitted. The withholding tax on capital income generally settles the income tax liability of the holder with respect to the capital income. However, private investors may request the application of their personal progressive income tax rate on the whole income from capital investments in a given year if this results in a lower tax liability. If this is the case, any tax withheld in excess will be refunded in the context of the personal income tax assessment procedure.

Losses resulting from the disposition of ADSs can only be offset with capital gains from the disposition of stocks in corporations (Aktien) and other ADSs treated similar to stocks. If, however, a holder directly or indirectly held at least 1% of the share capital of the Company at any time during the five years preceding the disposition, the German flat rate income tax on capital income does not apply with regard to such capital gain, but, 60% of the capital gain resulting from the disposition are taxable at the holder’s personal progressive income tax rate (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of any capital losses and disposal costs are tax deductible.

ADSs as Business Assets (Betriebsvermögen)

In case the ADSs are held as business assets, the actual taxation depends on the legal form of the holder (i.e., whether the holder is a corporation or an individual). Irrespective of the legal form of the holder, dividends are generally subject to the aggregate withholding tax rate of 26.375%, unless the holder of the ADSs is an investment fund (Investmentfonds) subject to German investment taxation (in which case the withholding tax is 15%, subject to presenting a proper fund exemption certificate). The tax actually withheld is credited against the respective holder’s final (corporate or personal) income tax liability. Due to special rules on the restriction of withholding tax credits in respect of dividends, a full withholding tax credit requires that the following three cumulative requirements are met: (i) the holder must qualify as beneficial owner of the ADSs for an uninterrupted minimum holding period of 45 days within a period starting 45 days prior to and ending 45 days after the due date of the dividends, (ii) the holder has to bear at least 70% of the change in value risk related to the ADSs during the minimum holding period as described under (i) of this paragraph and has not entered into (acting by itself or through a related party) hedging transactions which lower the change in value risk by more than 30%, and (iii) the holder must not be obliged to fully or largely compensate directly or indirectly the dividends to third parties. If these requirements are not met, three-fifths of the withholding tax imposed on the dividends must not be credited against the holder’s corporate tax or income tax liability, but may, upon application, be deducted from the holder’s tax base for the relevant tax assessment period. A holder that is generally subject to German income tax or corporate income tax and that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit under the aforementioned requirements has to notify the competent local tax office accordingly and has to make a payment in the amount of the omitted withholding tax deduction. The special rules on the restriction of withholding tax credit do not apply to a holder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the ADSs for at least one uninterrupted year until receipt (Zufluss) of the dividends. In addition to the aforementioned restrictions, in particular, pursuant to a decree published by the German Federal Ministry of Finance dated July 9, 2021, reference number IV C 1-S 2252/19/10035 :014, as amended from time to time, the withholding tax credit may also be denied as an anti-abuse measure.

To the extent the amount withheld exceeds the (corporate or personal) income tax liability, the withholding tax will be refunded, provided that certain requirements are met.

With regard to holders in the legal form of a corporation, capital gains from ADSs are in general effectively 95% tax-exempt from corporate income tax (including solidarity surcharge) and trade tax. In contrast, dividends from ADSs are only 95% exempt from corporate income tax, if the corporation holds at least 10% of the share capital (Grundkapital oder Stammkapital) in the Company at the beginning of the respective calendar year. To the extent ADSs and/or shares of 10% or more of the Company have been acquired during a calendar year, the acquisition will be deemed to be made at the beginning of the calendar year. Furthermore, dividends are subject to trade tax (Gewerbesteuer), unless the holder holds at least 15% of the share capital in the Company at the beginning of the tax assessment period. In the latter case, effectively 95% of the dividends are exempt from trade tax. Business expenses and capital losses actually incurred in connection with ADSs might not be tax deductible for corporate income and trade tax purposes except if certain requirements are met. This concerns in particular expenses which are related to the disposition of ADSs.

With regard to individuals holding ADSs as business assets, 60% of dividends and capital gains are taxed at the personal progressive income tax rate of the holder of the ADSs (plus 5.5% solidarity surcharge and church tax, if applicable, thereon). Correspondingly, only 60% of business expenses related to the respective income are principally deductible for income tax purposes. Furthermore, trade tax may apply, provided the ADSs are held as assets of a German trade or business (Gewerbebetrieb) of the holder, but the resulting trade tax might be credited against the income tax liability of the holder pursuant to a lump sum procedure.

Special taxation rules apply to German tax resident credit institutions (Kreditinstitute), financial services institutions (Finanzdienstleistungsinstitute), securities institutes (Wertpapierinstitute), financial enterprises (Finanzunternehmen), life insurance and health insurance companies (Lebens- und Krankenversicherungsunternehmen), pension funds (Pensionsfonds) and investment funds (Investmentfonds).

German Inheritance and Gift Tax (Erbschaft- und Schenkungsteuer)

Generally, a transfer of ADSs by inheritance or way of gift will be subject to German inheritance or gift tax, respectively, if: (i) the decedent or donor, or the heir, donee or other transferee is resident in Germany at the time of the transfer or with respect to German citizens who are not resident in Germany, if the decedent or donor, or the heir, donee or other transferee has not been continuously outside of Germany for a period of more than five years; (ii) the ADSs or ordinary shares are part of the business property of a permanent establishment or a fixed base in Germany; or (iii) the ADSs or ordinary shares subject to such transfer form part of a portfolio that represents at the time of the transfer 10% or more of the registered share capital of the Company and has been held, directly or indirectly, by the decedent or donor.

However, the right of Germany to impose gift or inheritance tax on a non-resident shareholder may be limited by an applicable estate tax treaty. In the case of a U.S. resident holder, a transfer of ADSs by a U.S. resident holder at death or by way of gift generally will not be subject to German gift or inheritance tax pursuant to the estate tax treaty between the U.S. and Germany (Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation with respect to Estate, Gift and Inheritance Taxes (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung auf dem Gebiet der Nachlass-, Erbschaft- und Schenkungssteuern), as published on December 18, 2000 (the “Estate Tax Treaty”), provided the decedent or donor, or the heir, donee or other transferee was not domiciled in Germany for purposes of the Estate Tax Treaty at the time the gift was made, or at the time of the decedent’s death, and the ADSs were not held in connection with a permanent establishment or a fixed base in Germany. In general, the Estate Tax Treaty provides a credit against the U.S. federal gift or estate tax liability for the amount of gift or inheritance tax.

Other German Taxes

There are currently no German net worth, transfer, stamp or other similar taxes that would apply to a U.S. holder on the acquisition, ownership, sale or other disposition of the ADSs.

The European Commission published a proposal (“Commission’s Proposal”) for a directive for a common financial transaction tax in certain participating member states of the EU, including Germany. Such directive could under, depending on the actual circumstances, apply to certain transactions in the ADSs, including with respect to secondary market transactions. The Commission’s Proposal remains subject to negotiations between the participating member states of the EU and it is currently unclear in what form and when the Commission’s Proposal will be implemented, if at all. Prospective holders of ADSs are advised to monitor future developments closely and should consult their own tax advisors in relation to the consequences of a financial transaction tax.

Material U.S. Federal Income Tax Considerations

This section describes the material U.S. federal income tax consequences of owning and disposing of ADSs. It applies to you only if you acquire the ADSs in this offering and you hold the ADSs as capital assets for U.S. federal income tax purposes. This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including non-U.S., state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

●	a broker or dealer in securities,

●	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

●	a tax-exempt organization or governmental organization,

●	a tax-qualified retirement plan,

●	a bank, insurance company or other financial institution,

●	a real estate investment trust or regulated investment company,

●	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

●	a person that holds ADSs as part of a straddle or a hedging or conversion transaction,

●	a person that purchases or sells ADSs as part of a wash sale for tax purposes,

●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar,

●	a U.S. expatriate or former citizen or long-term resident of the United States,

●	a corporation that accumulates earnings to avoid U.S. federal income tax,

●	an S corporation, partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (and investors therein),

●	a person deemed to sell ADSs under the constructive sale provisions of the Internal Revenue Code of 1986, and

●	a person subject to special tax accounting rules as a result of any item of gross income with respect to the ADSs being taken into account in an applicable financial statement.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect, as well as on the Treaty. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the ADSs should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the ADSs.

You are a U.S. holder if you are a beneficial owner of ADSs and you are, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

A “non-U.S. holder” is a beneficial owner of ADSs that is not a U.S. holder and is not a partnership for U.S. federal income tax purposes.

You should consult your tax advisor regarding the U.S. federal, state and local tax consequences of owning and disposing of ADSs in your particular circumstances.

In general, and taking into account the earlier assumptions, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will be treated as the owner of the shares represented by those ADRs. Exchanges of shares for ADRs, and ADRs for shares, generally will not be subject to U.S. federal income tax.

Except as described below under “U.S. Holders—PFIC Rules,” this discussion assumes that we are not, and will not become, a PFIC for U.S. federal income tax purposes.

U.S. Holders

Dividends

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains. Dividends we pay with respect to the ADSs generally will be qualified dividend income provided that, in the year that you receive the dividend, the ADSs are readily tradable on an established securities market in the United States and certain holding period and other requirements are satisfied. The ADSs are listed on the NYSE and we therefore expect that the ADSs will be treated as readily tradable on an established securities market in the United States.

You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when the depositary receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. This gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your adjusted basis in the ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations, any German tax withheld and paid over to Germany will be creditable or deductible against your U.S. federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates applicable to qualified dividend income. To the extent a reduction or refund of the tax withheld is available to you under German law or under the Treaty, the amount of tax withheld that could have been reduced or that is refundable will not be eligible for credit against your U.S. federal income tax liability. See “—German Taxation—German Taxation of Holders of ADSs—Withholding Tax Refund for U.S. Treaty Beneficiaries,” above, for the procedures for obtaining a tax refund.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of the ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your adjusted tax basis, determined in U.S. dollars, in the ADSs. If you receive non-U.S. dollar currency in respect of the disposition of the ADSs, the amount you realize will be the U.S. dollar value of such amount on the trade date of the disposition, except that if the ADSs are traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis U.S. holder, or an accrual basis U.S. holder that so elects (which election must be applied consistently from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service (“IRS”)), will determine the amount realized based on the U.S. dollar value of the non-U.S. dollar currency on the settlement date of the disposition. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe we were not a PFIC in the prior taxable year and do not expect to become a PFIC in the current taxable year or the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. In addition, our current expectation regarding our PFIC status is based in part upon the value of our goodwill, which is based on the market value for our shares and ADSs, and in part on the rate at which our cash and cash equivalents are spent. Accordingly, we could become a PFIC in the future if there is a substantial decline in the value of our shares and ADSs or we spend our cash or cash equivalents at a slower rate than expected.

In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held the ADSs:

●	at least 75% of our gross income for the taxable year is passive income, or

●	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business) and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

●	any gain you realize on the sale or other disposition of the ADSs and

●	any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the ADSs begins, that are greater than 125% of the average annual distributions received by you in respect of the ADSs during the three preceding taxable years or, if shorter, the portion of your holding period for the ADSs that preceded the taxable year in which you receive the distribution).

Under these rules:

●	the gain or excess distribution will be allocated ratably over your holding period for the ADSs,

●	the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

●	the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year for individuals or corporations, as applicable, and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and the ADSs are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to the ADSs. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of the ADSs at the end of the taxable year over your adjusted basis in the ADSs. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of the ADSs would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Under certain attribution rules, if we are considered a PFIC, you will generally be deemed to own a proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of ADSs, and your proportionate share of any excess distributions on the stock of a Subsidiary PFIC and any gain on a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or by another Subsidiary PFIC. A mark-to-market election will not be available with respect to the stock of any Subsidiary PFIC.

The ADSs will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in the ADSs, even if we are not currently a PFIC, unless you make a “deemed sale” election.

In addition, notwithstanding any election you make with regard to the ADSs, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own ADSs during any year that we are a PFIC with respect to you, you may be required to file IRS Form 8621.

Shareholder Reporting

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by certain financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities.

Significant penalties may apply for failing to satisfy these filing requirements. U.S. Holders are urged to contact their tax advisors regarding these filing requirements.

Non-U.S. Holders

Dividends

If you are a non-U.S. holder, dividends paid to you in respect of ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of the ADSs unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

●	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ADSs effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of ADSs effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

The discussion above is a general summary. It does not cover all tax matters that may be important to you. Each prospective purchaser should consult its tax advisor about the tax CONSEQUENCES of an investment in ADSs under the investor’s own circumstances.

Plan of Distribution

We have entered into a Sales Agreement with RBC Capital Markets, LLC and Berenberg Capital Markets LLC under which we agreed to issue to the sales agents, and the sales agents agreed to use reasonable commercial efforts to sell as our agents over a period of time, an aggregate of 20,227,736 ADS. This offering is expected to be completed in approximately 45 days from the date of launch, subject to extension in limited circumstances.

The sales agents will use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable laws and regulations, to sell the ADSs under the terms and subject to the conditions set forth in the Sales Agreement. Pursuant to the Sales Agreement, ADSs may be offered by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NYSE, the existing trading market for the ADSs, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices, through block trades and/or other method permitted by law. The sales agents will subscribe, severally and not jointly, for all of our ordinary shares underlying the ADSs offered by this prospectus supplement before, or in connection with, commencement of the offering pursuant to this prospectus supplement. The obligation of the sales agents under the Sales Agreement to sell ADSs is subject to a number of conditions, which the sales agents reserve the right to waive in their sole discretion. The sales agents will not engage in any transactions that stabilize the ADSs.

Settlement for sales of ADSs will occur on the first trading day following the date on which any sales are made, or any other such day as required by SEC rules or industry practice, unless another date is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each of the sales agents will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day on which the ADSs are sold under the Sales Agreement. Each confirmation will include the number of ADSs sold in respect of such trading day, the net proceeds to us and the combined compensation payable by us to the sales agents with respect to the sales of ADSs.

We will pay the sales agents commissions for their services in acting as sales agents for us in the sale of common stock. The sales agents will be entitled to a combined compensation of up to 3.00% of the gross sales price of all ADSs sold through them as sales agents under the Sales Agreement.

We have agreed to indemnify the sales agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the sales agents may be required to make because of any of those liabilities.

We have also agreed to reimburse the sales agents for certain of their expenses in an expected amount of up to $2.5 million.

In connection with the sale of ADSs as contemplated in this prospectus supplement, the sales agents may be deemed to be “underwriter(s)” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions and discounts. We have agreed to indemnify the sales agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the sales agents may be required to make because of any of those liabilities.

The offering of ADSs pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of an aggregate of 20,227,736 ADSs pursuant to the Sales Agreement and (2) the termination by RBC, as representative of the sales agents, of the Sales Agreement, which RBC may effect in its sole discretion, at any time after 45 calendar days following the date on which the capital increase relating to the ordinary shares underlying the ADSs offered pursuant to this prospectus supplement is registered. To the extent that any ADSs remain unsold upon termination of the Sales Agreement, the sales agents may sell these remaining ADSs to any other person or persons as they deem best in their sole discretion in compliance with applicable German corporate and US securities laws. In addition, to the extent feasible, the sales agents may sell these remaining ADSs by way of a subscription offering to existing holders of shares or ADSs already traded.

We will either report separately upon completion of the offering or at least quarterly in our SEC submission (1) the number of ADSs sold through the sales agents under the Sales Agreement and (2) the net proceeds received by us (before expenses) and the commissions paid by us in connection with the sale of such ADSs.

Other Relationships

The sales agents are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The sales agents and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ENFORCEMENT OF CIVIL LIABILITIES

We are a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany. Our registered offices and most of our assets are located outside of the United States. In addition, all of the members of our management board, certain supervisory board members, our senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our management board and supervisory board, our senior management and the experts named herein to enforce liabilities based on U.S. securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board, or senior management and the experts named in this prospectus. In addition, even if a judgment against our company, members of our management board, supervisory board, our senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

Legal Matters

The validity of the shares and the ADSs with respect to U.S. federal law and New York state law in connection with this offering will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel. The validity of the issuance of the shares underlying the ADSs with respect to German federal law in connection with this offering will be passed upon for us by Noerr Partnerschaftsgesellschaft mbB, our German counsel. Certain legal matters with respect to German and U.S. federal law in connection with this offering will be passed upon for the sales agents by Latham & Watkins (London) LLP, German and U.S. counsel for the sales agents.

Experts

The consolidated financial statements of Jumia Technologies AG appearing in Jumia Technologies AG’s Annual Report (Form 20-F) for the year ended December 31, 2023, and the effectiveness of Jumia Technologies AG’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young, Société Anonyme, Luxembourg, independent registered public accounting firm, as set forth in their reports thereon, which conclude, among other things, that Jumia Technologies AG did not maintain effective internal control over financial reporting as of December 31, 2023, based on the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review the registration statement, including the related exhibits and schedules, as well as any document we file or furnish with the SEC without charge by accessing the SEC’s website at www.sec.gov.

We also maintain a website at www.jumia.com, through which you can access certain SEC filings. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 28, 2024 (File No. 001-38863);

●	the information contained in our Current Report on Form 6-K filed on August 6, 2024 regarding our unaudited financial results for the quarter ended June 30, 2024 (excluding Exhibit 99.1 titled “Press release of Jumia Technologies AG dated August 6, 2024”);

●	the information contained in our Current Report on Form 6-K filed on August 6, 2024 regarding the Sales Agreement and related offering materials; and

●	the description of ADSs representing our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on April 5, 2019, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, including a copy of the information incorporated by reference into this prospectus supplement and accompanying prospectus, which will be provided to you at no cost, by contacting:

Jumia Technologies AG

Skalitzer Straße 104

10997 Berlin

Germany

+49 (30) 398 20 34 54

A copy of this prospectus supplement and the accompanying prospectus are available for inspection at our offices at Skalitzer Straße 104, 10997 Berlin, Federal Republic of Germany.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2023

20,227,736 American Depositary Shares
Representing 40,455,472 Ordinary Shares offered by the Company

We, Jumia Technologies AG, a German stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, up to an aggregate of 20,227,736 American Depositary Shares, or ADSs, representing up to an aggregate of 40,455,472 ordinary shares, with no par value, which we collectively refer to as the “securities”. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “JMIA.” On August 14, 2023, the closing sale price of our ADSs was $3.72 per ADS.

The securities covered by this prospectus may be offered through one or more underwriters, dealers or agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of distribution” beginning on page 38.

Investing in our securities involves risks. See “Risk factors” beginning on page 6 as well as the risk factors set forth in our most recent annual report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have done anything that would permit an offering pursuant to this prospectus, or authorize the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We are incorporated in the Federal Republic of Germany. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are responsible for the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell up to an aggregate of 20,227,736 ADSs, representing up to an aggregate of 40,455,472 ordinary shares, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where you can find more information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Jumia” and the “company” refer to Jumia Technologies AG and its consolidated subsidiaries.

Our registered office is at Skalitzer Strasse 104, 10997 Berlin, Germany, and our telephone number is +49-30-398203454.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our management board and supervisory board members and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under Item 3. “Key Information—D. Risk Factors” in our then-current annual report on Form 20-F, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “may,” “will,” “expect,” “estimate,” “could,” “should,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future business and financial performance, including our revenue, operating expenses and our ability to maintain profitability and our future business and operating results;

●	our strategies, plan, objectives and goals; and

●	our expectations regarding the development of our industry, internet penetration, market size and the competitive environment in which we operate.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in Item 3. “Key Information—D. Risk Factors,” including the following:

●	we have incurred significant losses since inception and there is no guarantee that we will achieve or sustain profitability in the future;

●	we rely on external financing and may not be able to raise necessary additional capital on economically acceptable terms or at all;

●	our markets pose significant operational challenges that require us to expend substantial financial resources;

●	we face risks related to health epidemics and other outbreaks such as COVID-19, which could significantly disrupt our supply chain and our operations, and could negatively affect our development;

●	many of our countries of operation are, or have been, characterized by political instability or changes in regulatory or other government policies;

●	our business may be materially and adversely affected by an economic slowdown in any region of Africa;

●	currency volatility and inflation may materially adversely affect our business;

●	uncertainties with respect to the legal system in certain African markets could adversely affect us;

●	if our operation of JumiaPay were found to be in violation of applicable laws or regulations, or if JumiaPay is found to be engaged in an unauthorized banking or financial business, we could be subject to fines or other sanctions, forced to cease doing business in certain countries, or forced to change our business practices;

●	our business may be materially and adversely affected by violent crime or terrorism in any region of Africa;

●	growth of our business depends on an increase in internet penetration in Africa and other external factors, some of which are beyond our control;

●	we face competition, which may intensify;

●	we may be unable to adapt to changes in our industry or successfully launch and monetize new and innovative technologies, as a result of which our growth and profitability could be adversely affected;

●	we may not be able to maintain our existing partnerships, strategic alliances or other business relationships or enter into new ones. We may have limited control over such relationships, and these relationships may not provide the anticipated benefits;

●	we may fail to maintain or grow the size of our consumer base or the level of engagement of our consumers;

●	sellers set their own prices and decide which goods they make available on our marketplace, which could affect our ability to respond to consumer preferences and trends;

●	we use third-party carriers as part of our fulfillment process, giving us limited control over the fulfillment process and exposing us to challenges should we need to replace carriers;

●	we may experience malfunctions or disruptions of our technology systems;

●	we may experience security breaches and disruptions due to hacking, viruses, fraud, malicious attacks and other circumstances;

●	we conduct a substantial amount of our business in foreign currencies, which heightens our exposure to the risk of exchange rate fluctuations.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference herein and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

THE COMPANY

We are the leading pan-African e-commerce platform. Our platform consists of our marketplace, which connects sellers with consumers, our logistics service, which enables the shipment and delivery of packages from sellers to consumers, and our payment service, JumiaPay, which, together with its network of licensed payment service providers and other partners, facilitates transactions among participants active on our platform in selected markets.

On our marketplace, a large and diverse group of over 100 thousand sellers offer goods across a wide range of categories, such as fashion and apparel, beauty and personal care, home and living, fast moving consumer goods, smartphones and other electronics. We also provide consumers in selected countries with easy access to a range of on-demand services via our Jumia Food platform, including delivery, from restaurants, grocery shops and convenience outlets. On our JumiaPay app, we offer a number of digital lifestyle services including utility bills payment, airtime recharge, gaming and entertainment, transport ticketing as well as financial services such as micro-loans, insurance or savings products. We had 8.4 million Annual Active Consumers as of December 31, 2022. We believe that the number and quality of sellers on our marketplace, and the breadth of their respective offerings, attract more consumers to our platform, increasing traffic and orders, which in turn attracts even more sellers to Jumia, creating powerful network effects. Our marketplace operates with limited inventory risk, as the goods sold via our marketplace are predominantly sold by third-party sellers, meaning the cost and risk of inventory remains with the seller. In 2022, almost 80% of the items sold on our marketplace were offered by third-party sellers.

Our logistics service, Jumia Logistics, facilitates the delivery of goods in a convenient and reliable way. It consists of a large network of leased warehouses, pick up stations for consumers and drop-off locations for sellers and a significant number of local third-party logistics service providers, whom we integrate and manage through our proprietary technology, data and processes. In certain cities, where we believe it is beneficial to enhance our logistics service, we also operate our own last-mile fleet.

Traditionally, consumers across Africa rely on cash to transact. We have designed our payment service, JumiaPay, to facilitate cashless online transactions between participants on our platform, with the intention of integrating additional financial services in the future. JumiaPay encompasses a number of functionalities. JumiaPay, with its network of licensed payment service providers and other partners, provides digital payment processing on our platform allowing for a fast and secure payment experience at checkout. JumiaPay also has a dedicated payment app, the JumiaPay app, through which we offer consumers a number of digital lifestyle services from a broad range of third-party service providers. Lastly, through Jumia Lending, our sellers can access financing solutions provided by third-party financial institutions, leveraging data from the sellers’ transactional activity on our platform for credit scoring purposes. As of December 31, 2022, one or more JumiaPay services were available in eight markets: Egypt, Ghana, Ivory Coast, Kenya, Morocco, Nigeria, Tunisia and Uganda. JumiaPay Transactions and Total Payment Volume (“TPV”) have both increased substantially since its launch. The number of JumiaPay Transactions reached 12.5 million in 2022 compared to 12.1 million in 2021. TPV reached $285.3 million in 2022, up 8.4% compared to 2021.

Our operations benefit from a uniform technology platform coupled with coordinated local presence. Our unified, scalable technology platform has been developed by our technology and data team, which is predominantly located in Portugal and Egypt. This technology platform covers all relevant aspects of our operations, from data management, business intelligence, traffic optimization and consumer engagement to infrastructure, logistics and payments. We constantly collect and analyze data to help us optimize our operations, make our consumer experience more personal and relevant, and enable us, selected sellers and logistics partners to make informed real-time decisions. Our local teams in each of our countries of operations have access to, and may benefit from, the centralized data collection and analytics and are empowered to use the insights gained from our platform in order to take action locally.

RISK FACTORS

Before making a decision to invest in our securities, you should carefully consider the risks described under Item 3. “Key Information—D. Risk Factors” in the applicable prospectus supplement and in our then most recent annual report on Form 20-F or Form 20-F/A, as the case may be, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

CAPITALIZATION

Information on our consolidated capitalization will be contained, if necessary, in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our capital stock is a summary of the rights of our ordinary shares and certain provisions of our articles of association in effect as of August 14, 2023. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus forms a part, as well as to the applicable provisions of German legislation on stock corporations. We encourage you to read our articles of association and applicable German legislation on stock corporations carefully.

Share Capital

As of August 14, 2023, our share capital as registered in the commercial register amounts to €202,277,366.00, which is divided into 202,277,366 ordinary bearer shares (Inhaberaktien). All shares are shares with no par value (Stückaktien ohne Nennbetrag) with a notional amount attributable to each ordinary share of €1.00.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting (three-quarters if the resolution excludes shareholders’ preemptive rights) and a simple majority of the votes cast.

The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount, which we refer to as authorized capital (genehmigtes Kapital) and is a concept under German law that enables us to issue shares without going through the process of obtaining another shareholders’ resolution. The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register. The resolution requires an affirmative vote of three quarters of the share capital represented at the shareholders’ meeting and a simple majority of the votes cast.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital). However, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution. The same voting requirement as for the creation of authorized capital apply. According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed one-half of the share capital existing at the time the resolution is adopted. The aggregate nominal amount of the conditional capital created for the purpose of granting subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 10% of the share capital existing at the time the resolution is adopted.

Shareholders may also resolve to increase the share capital from own resources (Kapitalerhöhung aus Gesellschaftsmitteln) by converting capital reserves and profit reserves into registered share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from own resources (Kapitalerhöhung aus Gesellschaftsmitteln) requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

All shares issued by the company are fully paid in (meaning that shareholders are not liable to the company to pay in any further amount in relation to their existing shares). Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to German law.

Authorized Capital

Under the German Stock Corporation Act (Aktiengesetz), a stock corporation’s shareholders’ meeting can authorize the management board to, with the consent of the supervisory board, issue shares in a specified aggregate nominal amount of up to 50% of the issued share capital of such company at the time the resolution becomes effective. The shareholders’ authorization becomes effective upon registration in the commercial register (Handelsregister) and may extend for a period of no more than five years thereafter. Our authorized capital is summarized below.

As of August 14, 2023, our articles of association provide for the following authorized capital:

Authorized Capital 2018/I

Pursuant to paragraph 2 of section 4 of our articles of association, the management board is authorized until December 16, 2023 to increase, once or repeatedly and each time with the consent of the supervisory board, our share capital by up to a total amount of €704,292.00 through the issuance of up to 704,292 new no-par value bearer shares against contributions in cash and/or in kind, including claims against us (the “Authorized Capital 2018/I”). The subscriptions rights of the shareholders are excluded. The Authorized Capital 2018/I serves to fulfill acquisition rights (option rights) that have been granted by us (or our legal predecessors), prior to our conversion into a German stock corporation, to current and/or former managing directors and/or employees of the company and/or its direct and indirect subsidiaries and to service providers, supporters or business partners of the company and/or its direct and indirect subsidiaries. The Authorized Capital 2018/I also serves to issue shares in the company to holders of shares in direct or indirect subsidiaries of the company, including such shares in direct or indirect subsidiaries of the company which are held in trust by their holders. The shares which will be created from the Authorized Capital 2018/I may only be issued for these purposes. A capital increase may be implemented only to the extent that the holders of option rights exercise their option rights, and as required to issue shares in the company to holder of shares in direct or indirect subsidiaries of the company, including such shares in direct or indirect subsidiaries of the company which are held in trust by their holders.

The issue amount of the new shares must be at least €1.00 per share and may be paid in cash or in kind, including claims against the company. The management board, subject to the consent of the supervisory board, is authorized to determine any further details of the capital increase and its implementation, including the period for which the new shares participate in any profit for the first time, which may, in deviation from Section 60(2) of the German Stock Corporation Act, include profit participation for the current fiscal year. To the extent that a member of the management board is entitled under the option rights, such determinations will be made exclusively by the supervisory board. The supervisory board may adjust the wording of the articles of association if the Authorized Capital 2018/I is utilized or the authorization expired.

Authorized Capital 2021/II

Pursuant to paragraph 5 of section 4 of our articles of association, the management board is authorized until June 8, 2026 (inclusive) to increase, once or repeatedly and each time with the consent of the supervisory board, the share capital by a total amount of up to €92,796,094.00 through the issuance of up to 92,796,094 new no-par value bearer shares against contributions in cash and/or in kind, including claims against us (“Authorized Capital 2021/II”). In principle, the shareholders are to be granted subscription rights. The shares may also be subscribed for by one or more credit institution(s) or one or several enterprise(s) operating pursuant to sections 53(1) sentence 1, 53b(1) sentence 1 or 53b(7) of the German Banking Act (Gesetz über das Kreditwesen) with the obligation to offer the shares to the shareholders of the company pursuant to Section 186(5) of the German Stock Corporation Act (so-called indirect subscription right).

The subscription right of the shareholders is excluded for one or more capital increases in the context of the Authorized Capital 2021/II,

●	if the utilization of the Authorized Capital 2021/II occurs in order to issue up to a maximum of 36,783 new shares of the company to settle, at the discretion of the company, claims from vested Virtual Restricted Stock Units granted under the Virtual Restricted Stock Unit Program 2019 of the company (“VRSUP 2019”) to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2019, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units;

●	if the utilization of the Authorized Capital 2021/II occurs in order to issue up to a maximum of 110,564 new shares of the company to settle, at the discretion of the company, claims from vested Virtual Restricted Stock Units granted under the Virtual Restricted Stock Unit Program 2020 of the company (“VRSUP 2020”) to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2020, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units; and/or

●	if the utilization of the Authorized Capital 2021/II occurs in order to issue up to a maximum of 8,003,344 new shares of the company to settle, at the discretion of the company, claims from vested Virtual Restricted Stock Units granted under the Virtual Restricted Stock Unit Program 2021 of the company (“VRSUP 2021”) to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2021, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units.

In this case, the pro rata amount of the share capital attributable to the new shares issued may not exceed a total of 10% of the share capital of the company existing at the time of the adoption of the resolution of the Conditional Capital 2021/III by the shareholders’ meeting of June 9, 2021 being exercised, depending on which is lowest. Towards this limit shall count the pro rata amount of the share capital attributable to any shares that were issued or transferred from authorized capital, conditional capital or from treasury shares to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles in the context of participation programs ever since the resolution of the Conditional Capital 2021/III was adopted.

Further, the management board, with the consent of the supervisory board, is authorized to exclude the subscription rights of the shareholders for one or more capital increases in the context of the Authorized Capital 2021/II,

●	in order to exclude fractional amounts from the subscription right;

●	to the extent necessary to grant holders or creditors of convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) (hereinafter together “Bonds”) with conversion or option rights, or conversion or option obligations, and which were or will be issued by the company or a direct or indirect subsidiary, subscription rights to new no-par value bearer shares of the company in the amount to which they would be entitled as shareholders after the exercise of the option or conversion rights, or after fulfillment of the conversion or option obligations or to the extent the company exercises with regard to such Bonds its right to grant, totally or in part, shares of the company in lieu of payment of the amount due;

●	to issue shares for cash contributions, provided that the issue price of the new shares is not significantly lower than the stock exchange price of the shares of the company already listed on the stock exchange in the meaning of sections 203(1) and (2), 186(3) sentence 4 of the German Stock Corporation Act and that the proportional amount of the share capital attributable to the new shares issued under the exclusion of subscription rights in accordance with section 186(3) sentence 4 of the German Stock Corporation Act, does not exceed a total of 10% of the share capital of the company, whether at the time the Authorized Capital 2021/II comes into effect or - in case such amount is lower - is exercised. Towards the above threshold of 10 % of the share capital shall also count the pro-rata amount of the share capital attributable to any shares, (i) that are sold during the term of the Authorized Capital 2021/II on the basis of an authorization to sell treasury shares pursuant to section 71(1) no. 8 sentence 5 second half sentence in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act subject to the exclusion of shareholders’ subscription rights; (ii) that are issued to satisfy Bonds with conversion or option rights, or conversion or option obligations, provided that such Bonds were issued in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act during the term of the Authorized Capital 2021/II subject to the exclusion of the shareholders’ subscription rights; or (iii) that are issued during the term of the Authorized Capital 2021/II on the basis of other authorized capital, provided that such shares are issued subject to the exclusion of the shareholders’ subscription rights pursuant to section 203(2) sentence 1 in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act or on the basis of other capital measures subject to the exclusion of the shareholders’ subscription rights in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act;

●	to issue shares for contributions in kind, in particular - but not limited thereto - in the context of mergers or for the purpose of (including indirect) acquisitions of companies, businesses, parts of companies, interests in companies or other assets, including claims against the company or any of its group companies, or to satisfy Bonds issued for contributions in kind; or

●	in order to distribute a dividend in kind, in the context of which shares of the company (also in part or subject to election) may be issued against contribution of dividend claims (scrip dividend).

The management board is authorized, with the consent of the supervisory board, to determine any additional content of the rights attached to the shares and the conditions of the share issue; this includes the determination of the profit participation of the new shares, which may, in deviation from section 60(2) of the German Stock Corporation Act, also participate in the profit of completed fiscal years. The supervisory board is authorized to adjust the wording of our articles of association accordingly following any utilization of the Authorized Capital 2021/II or upon expiry of the period for the utilization of the Authorized Capital 2021/II.

Authorized Capital 2023/I

The ordinary shareholders’ meeting of August 14, 2023 adopted a resolution to cancel the existing Authorized Capital 2021/II as well as the Authorized Capital 2018/I and replace them with a new Authorized Capital 2023/I. For the cancellation and the new Authorized Capital 2023/I to become effective they must be entered in the commercial register. The Company will apply to the competent local court of Charlottenburg for this registration. Upon entry in the commercial register the existing Authorized Capital 2021/II and the Authorized Capital 2018/I will be replaced with the following Authorized Capital 2023/I:

Pursuant to paragraph 2 of section 4 of our articles of association, the management board is authorized until August 13, 2028 (inclusive) to increase, once or repeatedly and each time with the consent of the supervisory board, the share capital by a total amount of up to €101,138,683.00 through the issuance of up to 101,138,683 new no-par value bearer shares against contributions in cash and/or in kind, including claims against us (“Authorized Capital 2023/I”). In principle, the shareholders are to be granted subscription rights. The shares may also be subscribed for by one or more credit institution(s) or one or several enterprise(s) operating pursuant to sections 53(1) sentence 1, 53b(1) sentence 1 or 53b(7) of the German Banking Act (Gesetz über das Kreditwesen) with the obligation to offer the shares to the shareholders of the company pursuant to Section 186(5) of the German Stock Corporation Act (so-called indirect subscription right).

The shareholders’ subscription rights are excluded for one or more capital increases in the context of the Authorized Capital 2023/I,

●	if the utilization of the Authorized Capital 2023/I occurs in order to issue up to a maximum of 225,435 new shares of the company to fulfil acquisition rights (option rights) granted by the company (or its legal predecessors) prior to its conversion into a stock corporation to current and/or former managing directors and/or employees of the company and/or its direct and indirect subsidiaries and to service providers, supporters or business partners of the company and/or its direct and indirect subsidiaries;

●	if the utilization of the Authorized Capital 2023/I occurs in order to issue up to a maximum of 6,958,538 new shares of the company to settle, at the discretion of the company, claims from vested Virtual Restricted Stock Units granted under the Virtual Restricted Stock Unit Program 2021 of the company (“VRSUP 2021”) to members of the management board of the company and employees of the company, as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2021, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units; and/or

●	if the utilization of the Authorized Capital 2023/I occurs in order to issue up to a maximum of 6,500,000 new shares of the company to settle, at the discretion of the company, claims from vested Virtual Restricted Stock Units granted under the Virtual Restricted Stock Unit Program 2023 of the company (“VRSUP 2023”) to members of the management board of the company and employees of the company, as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles, subject to the details of the VRSUP 2023, in each case against contribution of the claims for payments originated under the Virtual Restricted Stock Units.

In this case, the pro rata amount of the share capital attributable to the new shares issued may not exceed 10% of the share capital of the company existing at the time of the adoption of the resolution on the Authorized Capital 2023/I or, if this amount is lower, existing at the time of the exercise of the Authorized Capital 2023/I. Towards this 10%-limit shall count the pro-rata amount of the share capital attributable to any shares that were issued or transferred from authorized capital, conditional capital or from treasury shares to members of the management board of the company and employees of the company, as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) or their investment vehicles to settle claims under participation programs since the resolution on the Authorized Capital 2023/I was adopted.

Further, the management board is authorized to exclude the shareholders’ subscription rights with the consent of the supervisory board for one or more capital increases in the context of the Authorized Capital 2023/I,

●	in order to exclude fractional amounts from the subscription right;

●	to the extent necessary to grant holders or creditors of convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) (hereinafter together “Bonds”) with conversion or option rights, or conversion or option obligations, and which were or will be issued by the company or a direct or indirect subsidiary, subscription rights to new no-par value bearer shares of the company in the amount to which they would be entitled as shareholders after the exercise of the option or conversion rights, or after fulfilment of the conversion or option obligations or to the extent the company exercises with regard to such Bonds its right to grant, totally or in part, shares of the company in lieu of payment of the amount due;

●	to issue shares for cash contributions, provided that the issue price of the new shares is not significantly lower than the stock exchange price of the shares of the company already listed on the stock exchange in the meaning of sections 203(1) and (2), 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) and that the proportional amount of the share capital attributable to the new shares issued under the exclusion of subscription rights in accordance with section 186(3) sentence 4 of the German Stock Corporation Act does not exceed a total of 10% of the share capital of the company, whether at the time the Authorized Capital 2023/I comes into effect or – in case such amount is lower – is exercised. Towards the above threshold of 10% of the share capital shall also count the pro-rata amount of the share capital attributable to any shares, (i) that are sold during the term of the Authorized Capital 2023/I on the basis of an authorization to sell treasury shares pursuant to section 71(1) no. 8 sentence 5 second half sentence in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act subject to the exclusion of shareholders’ subscription rights; (ii) that are issued to satisfy Bonds with conversion or option rights, or conversion or option obligations, provided that such Bonds were issued in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act during the term of the Authorized Capital 2023/I subject to the exclusion of the shareholders’ subscription rights; or (iii) that are issued during the term of the Authorized Capital 2023/I on the basis of other authorized capital, provided that such shares are issued subject to the exclusion of the shareholders’ subscription rights pursuant to section 203(2) sentence 1 in conjunction with section 186(3) sentence 4 of the German Stock Corporation Act or on the basis of other capital measures subject to the exclusion of the shareholders’ subscription rights in analogous application of section 186(3) sentence 4 of the German Stock Corporation Act;

●	to issue shares for contributions in kind, in particular – but not limited thereto – in the context of mergers or for the purpose of (including indirect) acquisitions of companies, businesses, parts of companies, interests in companies or other assets, including claims against the company or any of its group companies, or to satisfy Bonds issued for contributions in kind; or

●	in order to distribute a dividend in kind, in the context of which shares of the company (also in part or subject to election) may be issued against contribution of dividend claims (scrip dividend).

The management board is authorized, with the consent of the supervisory board, to determine any additional content of the rights attached to the shares and the conditions of the share issue; this includes the determination of the profit participation of the new shares, which may, in deviation from section 60(2) of the German Stock Corporation Act (Aktiengesetz), also participate in the profit of completed fiscal years. The supervisory board is authorized to adjust the wording of our articles of association accordingly following any partial or complete utilization of the Authorized Capital 2023/I or upon expiry of the period for the utilization of the Authorized Capital 2023/I.

Conditional Capital

As of August 14, 2023, our articles of association provide for the following conditional capital:

Conditional Capital 2019/I

Pursuant to paragraph 3 of section 4 of our articles of association, our share capital is conditionally increased by up to €2,692,876.00 through issuance of up to 2,692,876 new no-par value ordinary bearer shares (“Conditional Capital 2019/I”). The Conditional Capital 2019/I may only be used to issue shares of the company to fulfil the subscription rights for shares in the company that have been or will be granted to members of our management board and employees as well as members of the management and employees of companies affiliated with us, within the meaning of Sections 15 et seqq. of the German Stock Corporation Act, in the form of stock options in accordance with the authorizing resolution of the shareholders’ meeting held on February 15, 2019. The conditional capital increase will only be implemented to the extent that (i) stock options have been or will be granted in accordance with the authorizing resolution of the shareholders’ meeting of February 15, 2019, (ii) the holders of the stock options exercise their rights and (iii) the company does not deliver treasury shares to satisfy the stock options, whereas the supervisory board shall be exclusively competent regarding the granting and settlement of stock options to the members of the management board. The new no-par value bearer shares shall participate in the profits from the beginning of the financial year in which they are issued. A shareholders’ meeting of the company held on April 1, 2019 adopted a resolution pursuant to which the pro rata amount of the share capital attributable to the new shares issued may not exceed 10% of the share capital of the company existing at the time of the adoption of the resolution on the amendment of the Conditional Capital 2019/I by such shareholders’ meeting held on April 1, 2019 and that towards this 10% limit shall count the pro rata amount of the share capital attributable to any shares that were issued or transferred from authorized capital, conditional capital or from treasury shares to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of Sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz), respectively, their investment vehicles, in the context of participation programs since such resolution of the shareholders’ meeting on the Conditional Capital 2019/I was adopted. The supervisory board is authorized to amend our articles of association accordingly after the respective utilization of the Conditional Capital 2019/I and upon the expiry of any and all exercise periods.

Conditional Capital 2020/I

Pursuant to paragraph 6 of section 4 of our articles of association, our share capital is conditionally increased by up to €3,700,000.00 through the issuance of up to 3,700,000 new no-par value ordinary bearer shares (“Conditional Capital 2020/1”). The Conditional Capital 2020/l may only be used to issue shares of the company to fulfil the subscription rights for shares in the company that have been or will be granted to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act in the form of stock options in accordance with the authorization of the shareholders’ meeting of June 9, 2020. The conditional capital increase will only be implemented to the extent that stock options have been or will be granted in accordance with the authorization of the shareholders’ meeting of June 9, 2020, the holders of the stock options exercise their rights and the company does not deliver treasury shares to satisfy the stock options, whereas the supervisory board shall be exclusively competent regarding the granting and settlement of stock options to the members of the management board. The new no-par value bearer shares shall participate in the profits from the beginning of the most recent financial year for which, at the time of the issuance, the annual general meeting of shareholders has not yet resolved on the appropriation of any profit. The pro-rata amount of the share capital attributable to the new shares issued may not exceed 10% of the share capital of the company existing at the time of the adoption of the resolution on the amendment of the Conditional Capital 2020/I by the shareholders’ meeting of June 9, 2020. Towards this limit shall count the pro-rata amount of the share capital attributable to any shares that were issued or transferred from authorized capital, conditional capital or from treasury shares to members of the management board of the company and employees of the company as well as members of the management and employees of companies affiliated with the company within the meaning of section 15 of the German Stock Corporation Act or their investment vehicles in the context of participation programs ever since the resolution on the Conditional Capital 2020/I was adopted. The supervisory board is authorized to amend the wording of the articles of association accordingly after any utilization of the Conditional Capital 2020/I or upon the expiry of all exercise periods.

Conditional Capital 2021/II

Pursuant to paragraph 4 of section 4 of our articles of association, our share capital is conditionally increased by up to €89,799,708.00 through issuance of up to 89,799,708 new no-par value bearer shares (“Conditional Capital 2021/II”). The purpose of Conditional Capital 2021/II is to grant shares to holders or creditors of convertible bonds, options, profit rights and/or profit bonds (or combinations of these instruments) (together “Bonds”) issued on the basis of the authorization granted by the shareholders’ meeting of June 9, 2021 upon the exercise of conversion or option rights or the fulfilment of conversion or option obligations. The new shares are issued based on the conversion or option price to be determined in accordance with the authorization granted by the shareholders’ meeting of June 9, 2021. The conditional capital increase will only be implemented to the extent that the holders or creditors of the Bonds, which are issued or guaranteed by the company, dependent companies or by companies in which the company owns a majority interest either directly or indirectly by June 8, 2026 (inclusive) based on the authorization granted by the shareholders’ meeting of June 9, 2021, exercise any conversion or option right or fulfill any conversion or option obligation under the Bonds, or to the extent the company grants shares in the company instead of paying the amount due as well as to the extent the conversion or option rights or the conversion or option obligations are not serviced by treasury shares but rather by shares from authorized capital or other consideration. The new shares have the right to participate in any profits from the beginning of the financial year in which they are created and for all subsequent financial years. The management board is authorized to determine the further details of the implementation of the conditional capital increase. The supervisory board is authorized to amend our articles of association accordingly after any utilization of the Conditional Capital 2021/II and upon expiration of all option or conversion periods.

Subscription Rights

According to the German Stock Corporation Act (Aktiengesetz), every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit sharing rights or income bonds in proportion to the number of shares the respective shareholder holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding subscription rights if at least three-quarters of the share capital represented adopts the resolution. To exclude subscription rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. Such justification may be subject to judicial review. Accordingly, under German law, the exclusion of subscription rights upon the issuance of new shares is permitted, in particular, if we increase the share capital against cash contributions, if the amount of the capital increase does not exceed 10% of the existing share capital and the issue price of the new shares is not significantly lower than the market price of our shares (for this purpose, the market price may also be considered the market price of an ADS listed on the NYSE divided by the number of our shares or the fraction of one of our shares represented by an ADS, as the case may be).

The authorization of the management board to issue convertible bonds or other securities convertible into shares must be limited to a period not exceeding five years as of the respective shareholder resolution.

Form, Certification and Transferability of the Shares

The form and contents of our global share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent that certification is not required by the stock exchange on which the shares are admitted to trading. We are permitted to issue global share certificates that represent one or more shares.

All of our outstanding shares are bearer shares with no par value (auf den Inhaber lautende Stückaktien ohne Nennbetrag). Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

Our articles of association do not include any provisions that would have a direct effect of delaying, deferring or preventing a change of control. However, in the event of a hostile takeover, we could use our authorized capital to increase our share capital to issue new shares to an investor at a premium. See “—Authorized Capital.” An increase in the number of shares outstanding could have a negative effect on a party’s ability to carry out a hostile takeover.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat or at the place of a German stock exchange. In general, shareholders’ meetings are convened by our management board.

The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request that our management board convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the convening notice for a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that modified or additional items be added to the agenda of the shareholders’ meeting. For each new item, an explanation of the requested change must be provided or a voting proposal (Beschlussvorlage). Any request for an amendment of the agenda of the shareholders’ meeting must be received by the company within 30 days prior to the meeting. The company must publish any requests for the amendment of the agenda of the shareholders’ meeting immediately. Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year.

Among other things, it is the general shareholders’ meeting competence to decide on the following issues:

●	appropriation and use of annual net income;

●	discharge or ratification of the actions taken by the members of our management board and our supervisory board;

●	the approval of our statutory auditors;

●	increases or decreases in our share capital;

●	the election of supervisory board members; and

●	to the extent legally required, the approval of our financial statements.

Each ordinary share grants one vote in a shareholders’ meeting. Voting rights may be exercised by authorized proxies, which may be appointed by the company (Stimmrechtsvertreter). The granting of a power of attorney must be made in text form.

Generally, the shareholder or an authorized proxy must be present at the shareholders’ meeting to cast a vote. However, under the company’s articles of association, the management board may determine in the invitation to the shareholders’ meeting that shareholders may submit their votes in writing or by means of electronic communication without attending the shareholders’ meeting in person (absentee vote) or that shareholders may participate in the shareholders’ meeting in total or in part via electronic communication without attending the shareholders’ meeting in person (online participation).

Our articles of association provide in Section 18 that the resolutions of the shareholders’ meeting be adopted by a simple majority of the votes cast. To the extent required by law, certain resolutions may have to be approved by a simple majority of the share capital represented at the meeting, in addition to the majority of the votes cast.

Neither German law nor our articles of association provide for a minimum participation requirement to form a quorum at our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge) as defined in the German Stock Corporation Act (Aktiengesetz) (in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge) or a combination thereof), and a change of the company’s purpose or legal form.

In July 2022, the German legislator adopted the ‘Act for the introduction of virtual general shareholders’ meetings of stock corporations and for the amendments of provisions on cooperatives, insolvency and restructurings’ (Gesetz zur Einführung virtueller Hauptversammlungen von Aktiengesellschaften und Änderung genossenschafts- sowie insolvenz- und restrukturierungsrechtlicher Vorschriften). This act transformed the temporary concept of virtual general shareholders’ meetings, which was introduced in the context of the COVID-19 pandemic, with certain modifications into permanent law.

Under the new law, a virtual general shareholders’ meeting may be held without the physical presence of the shareholders or their proxies at the place of the meeting. Such virtual meeting must comply with, among others, the following requirements: shareholders must be able to exercise voting rights by way of electronic communication or via proxies; shareholders shall be able to submit statements on agenda items ahead of the meeting by way of electronic communication; there must be audio and video transmission of the whole meeting; shareholders who have electronically tuned into the meeting shall be able to speak at the meeting and to submit applications or voting proposals, in each case by way of video communication during the meeting, and to contest any resolution adopted at the meeting by way of electronic communication; shareholders shall be able to request information by way of electronic communication.

General shareholders’ meetings convocated by August 31, 2023 may be held as virtual meetings under the new statutory provisions. For general shareholders’ meetings convocated after this date, a company’s articles of association may set forth for a period of no more than five years (with the potential for renewal by way of a shareholders’ resolution) that these meetings shall be held as virtual meetings or may authorize the management board to decide to hold these meetings as virtual meetings.

Dividends

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution.

German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements prepared in accordance with German law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses brought forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting are paid annually, shortly after the general shareholders’ meeting, in compliance with the rules of the respective clearing system. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act (Aktiengesetz) provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Our Own Shares

We may not acquire our own shares unless authorized by the shareholders’ meeting or in other very limited circumstances as set out in the German Stock Corporation Act (Aktiengesetz). Shareholders may not grant a share repurchase authorization lasting for more than five years. The German Stock Corporation Act (Aktiengesetz) generally limits repurchases to 10% of our share capital and resales must generally be made either on a stock exchange, in a manner that treats all shareholders equally, or in accordance with the rules that apply to subscription rights relating to a capital increase.

The shareholders’ meeting adopted a resolution on August 14, 2023 authorizing the management board, for a period until August 13, 2028, subject to the consent of the supervisory board and provided it complies with the legal requirement of equal treatment, to purchase our shares in an amount up to 10% of the lower of our total share capital existing on August 14, 2023 or our total share capital existing at the time the authorization is exercised. At the discretion of the management board, such purchase may be effected on the stock market or by means of a public offer or a public solicitation to submit sales offers. The authorization includes the acquisition of American Depository Shares representing shares of the company (“ADS”) that are admitted to trading on the New York Stock Exchange, provided that, with regard to the limit of 10 % of the share capital, the number of ADS is to be multiplied with the number of ADS representing one share of the company.

The management board is generally authorized to use treasury shares or ADS for all legally permissible purposes.

Squeeze-Out of Minority Shareholders

Under German law, the shareholders’ meeting of a stock corporation (Aktiengesellschaft) may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

A squeeze-out in the context of a merger (umwandlungsrechtlicher Squeeze-Out) only requires a majority shareholder to hold at least 90% of the share capital.

Shareholder Notification Requirements

In accordance with the provisions of the German Stock Corporation Act (Aktiengesetz), an enterprise has to inform a stock corporation (Aktiengesellschaft) without undue delay and in writing when its shares held in the share capital exceed or fall below 25% and/or 50%, respectively, in the capital or voting rights. Following receipt of the written notification, the corporation has to publish this information without undue delay in the German Federal Gazette (Bundesanzeiger).

Differences in Corporate Law

The applicable provisions of the German Stock Corporation Act (Aktiengesetz) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the German Stock Corporation Act (Aktiengesetz) applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections.

	Germany	Delaware
Board System

Under German law, a stock corporation has a two-tier board structure composed of the management board (Vorstand) and the supervisory board (Aufsichtsrat).

The management board is responsible for running the company’s day-to-day business and affairs and representing the company in dealings with third parties.

The supervisory board has a control and supervisory function. The supervisory board does not actively manage the company but certain management board actions require the approval of the supervisory board.

Under Delaware law, a corporation has a unitary board structure and it is the responsibility of the board of directors to appoint and oversee the management of the corporation on behalf of and in the best interests of the shareholders of the corporation.

Management is responsible for running the corporation and overseeing its day-to-day operations.

Number of Board Members / Directors

Under German law, the management board of a stock corporation must have at least one member, and the number of members shall be determined in the manner provided in the company’s articles of association.

The supervisory board of a stock corporation must have at least three but—depending on the share capital—no more than 21 members, whereby the number of supervisory board members must be divisible by three if this is necessary for the fulfilment of employee co-determination requirements. The articles of association of the company must specify if the supervisory board has more than three members.

Supervisory board members are either appointed by the shareholders’ meeting or determined by one or more individual shareholders based on a delegation right for such shareholders provided for in the company’s articles of association.

Depending on the number of employees of the company, the supervisory board may be required to include employee representatives subject to the provisions of the German One-Third Employee Participation Act, (Drittelbeteiligungsgesetz), which applies to companies that have at least 500 employees in Germany, or the German Co-Determination Act (Mitbestimmungsgesetz), which applies to companies that have at least 2,000 employees in Germany. Such rules result in different appointment rules for supervisory board members: In companies which are subject to the German One-Third Employee Participation Act, two-thirds of supervisory board members are representatives of the shareholders, while one-third are representatives of the employees. In companies which are subject to the German Co-Determination Act, half of the supervisory board members are representatives of the shareholders and the other half are representatives of the employees. In the event of a tie, the Chairperson has the tie-breaking vote. The employee representatives in the supervisory board are elected by the employees following certain procedures set forth in applicable law.

Additionally, the supervisory board of German stock corporations that are both listed and subject to the German Co-Determination Act must be composed of at least 30% women or men, depending on which is the less represented group.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws, unless the certificate of incorporation otherwise fixes the number of directors.

Appointment and Removal of Board Members / Directors

Members of the management board of a German stock corporation are appointed by the supervisory board for a maximum period of five years. Reappointment, including repeated reappointment, is permissible. The supervisory board may remove a member of the management board prior to the expiration of his or her term only for good cause, such as for gross breach of fiduciary duties or if the shareholders’ meeting passes a vote of no-confidence with respect to such member, unless the supervisory board deems the no-confidence vote to be clearly unreasonable. The shareholders themselves are not entitled to appoint or dismiss the members of the management board.

Under German law, a member of a supervisory board may be elected for a term of up to approximately five years depending on the date of the annual shareholders’ meeting at which such member is elected, which is the standard term of office. Reelection, including repeated reelection, is permissible. Prior to the expiration of his or her term, supervisory board members who have been appointed by the shareholders’ meeting may be removed by a resolution of the general meeting requiring a three-quarter majority of the votes cast, unless otherwise provided by the company’s articles of association. Supervisory board members who are delegated by a shareholder or the company’s employees may be revoked and the resulting vacancy filled at the sole discretion of such shareholder or the employees.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Boards

Under German law, vacant positions on the management board are filled by the supervisory board in accordance with the general rules of appointment, which provide that vacancies are filled by the simple majority of supervisory board votes cast, unless otherwise provided by the company’s articles of association. In case of emergencies, a vacant position on the management board may be filled by an individual appointed by the court.

If the number of supervisory board members falls below the number of members required for a quorum, or the minimum number of members required by law or the articles of association, upon application to the court having jurisdiction by the management board, a member of the supervisory board or a shareholder to the competent court, the vacant position on the supervisory board may be filled with an individual appointed by the court.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual Shareholders’ Meeting	Under German law, a stock corporation must hold an annual shareholders’ meeting within eight months of the end of its financial year. Unless otherwise provided for in the articles of association, the shareholders’ meeting shall be held at the company’s seat or, if applicable, at the venue where its shares are listed.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or the bylaws.

Calling of Shareholders’ Meetings	Under German law, extraordinary shareholders’ meetings, in addition to the annual shareholders’ meetings, may be called by the management board or, if calling a meeting is required in the best interest of the company, the supervisory board. Shareholders holding shares representing at least 5% of the company’s share capital may request that the management board convenes an extraordinary shareholders’ meeting. If the management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the German court having jurisdiction for authorization to convene a shareholders’ meeting.	Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of Shareholders’ Meetings

Under German law, unless a longer period is provided for in the articles of association, the shareholders must be given at least 30 days’ advance notice of the shareholders’ meeting. Such notice must at least specify the name of the company, the statutory seat of the company as well as the location, date and time of the shareholders’ meeting. In addition, the invitation must contain the agenda items as well as the management board’s and the supervisory board’s voting proposal for each agenda item.

The formalities relating to calling and holding a shareholders’ meeting can be waived, provided that all shareholders eligible to attend the shareholders’ meeting are present or represented at the meeting and grant their consent.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written or electronic notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy Voting

Under German law, a shareholder may authorize another person to attend, speak and vote at a shareholders’ meeting of the company on such shareholder’s behalf by proxy.

With respect to management board meetings, a management board member may issue a proxy to another management board member to represent him or her at the meeting and vote on his or her behalf.

With respect to supervisory board meetings, a supervisory board member may participate in a vote by written vote issued to, and presented at the meeting by, another supervisory board member or a third party entitled to attend the supervisory board meeting.

Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive / Subscription Rights	Under German law, existing shareholders have statutory subscription rights with respect to any new shares or securities convertible into shares issued pro rata to the nominal value of their respective holdings in the company, unless (i) shareholders holding shares representing three-quarters of the registered share capital represented in the relevant shareholder vote have resolved upon the full or partial exclusion of the subscription rights and (ii) such exclusion is justified by good and objective cause. No separate resolution on the exclusion of subscription rights is required if all shareholders waive their statutory subscription rights.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under German law, the management board may not allot shares, grant rights to subscribe for shares or to convert any security into shares, unless a shareholder resolution has been passed at the company’s shareholders’ meeting granting the management board such authority, subject to the approval of the supervisory board, in each case in accordance with the provisions of the German Stock Corporation Act.	Under Delaware law, if the corporation’s certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by setting a minimum amount of consideration or approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Voting Rights	Under German law, each share, except for statutory preferred non-voting shares (nicht stimmberechtigte Vorzugsaktien), entitles its holder to vote at the shareholders’ meeting and to participate with such number of votes with respect to one share which correspond to the quota of such share in the company’s share capital. While German law does not provide for a minimum attendance quorum for general meetings, the company’s articles of association may so provide. In general, resolutions adopted at a shareholders’ meeting may be passed by a simple majority of votes cast, unless a higher majority is required by law or under the company’s articles of association.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

Shareholder Vote on Certain Transactions	Under German law, certain shareholders’ resolutions of fundamental importance require a majority of at least three-quarters of the share capital present or represented in the vote. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular domination agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

● the approval of the board of directors; and

● approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Liability of Directors and Officers

Under German law, any provision, whether contained in the company’s articles of association or any contract or otherwise, that purports to exempt a management board or supervisory board member from any liability that would otherwise result from any negligence, default, breach of duty or breach of trust in relation to the company is void.

Under German law, members of both the management board and members of the supervisory board are liable to the company, and in certain cases to third parties or shareholders, for any damage caused to them due to a breach of such member’s duty of care. Apart from insolvency or special circumstances, only the company has the right to claim damages from members of either board.

The company may waive claims for damages against a negligent management board or supervisory board member only after the expiry of three years and with the approval of such waiver by the shareholders’ meeting with a simple majority of the votes cast, unless shareholders who, in the aggregate, hold one-tenth or more of the company’s share capital object to the waiver and have their objection formally recorded in the minutes of the shareholder meeting by a German civil law notary.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

● any breach of the director’s duty of loyalty to the corporation or its shareholders;

●  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

● intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

● any transaction from which the director derives an improper personal benefit.

● Under German law, management board members and supervisory board members must conduct their affairs with “the care and diligence of a prudent business person,” or a prudent supervisory board member, as the case may be, and act, other than in restructuring proceedings, in the best interests of the company. The scope of the fiduciary duties of management board members and supervisory board members is determined by German legislation and interpreted by the German courts.	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

● Statutory and fiduciary duties of members of the management board to the company include, among others:

● to act in accordance with the law, the company’s articles of association and the rules of procedure for the management board, if any;

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

● to report to the supervisory board on a regular basis as well as on certain important occasions;

● to exercise reasonable care, skill and diligence;

● to maintain a proper accounting system;

● to not compete, directly or indirectly, with the company without permission by the supervisory board; and

● if the company is insolvent, to ensure that no further transactions are entered into on behalf of the company.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Standard of Conduct for Directors and Officers	Members of the supervisory board owe substantially the same statutory and fiduciary duties to the company as members of the management board. Additionally, their duties include:

● to effectively supervise the company’s affairs and the management board;

● to evaluate and issue a resolution on certain transactions which may only be carried out by the management board with the consent of the supervisory board;

● to approve the company’s financial statements;

● to appoint the management board members and to represent the company in transactions between the company and members of the management board; and

● to approve service contracts between individual members of the management board and the company.

Shareholder Suits

Under German law, generally, the company, rather than its shareholders, is the proper claimant in an action with respect to a wrong committed against the company or an irregularity in the company’s internal management or supervision. Accordingly, such claims may only be raised by the company represented by its management board, or, in the case of a wrong committed by a member of the management board, by the supervisory board.

Additionally, pursuant to German case law, the supervisory board is generally obliged to pursue the company’s claims against the management board, unless in exceptional circumstances it is in the best interest of the company not to pursue such claims.

The management board, or, if a claim is made against a member of the management board, the supervisory board, is obliged to pursue the company’s claims against the relevant individuals if so resolved by the shareholders’ meeting with a simple majority of votes cast. By way of the admissibility procedure (Klagezulassungsverfahren), shareholders can request that a representative pursues the claim on behalf of the company.

If the company is unable to fulfill its obligations vis-à-vis third parties, the company’s creditors may pursue the company’s damage claims against members of the management board for certain wrongdoings.

Under certain circumstances, shareholders can bring damage claims of the company against members of its management board on the company’s behalf. In order to bring such a claim, the claimant alone or together with other shareholders needs to hold shares representing at least 1% or a participation of €100,000 in the company’s share capital. Additionally, the claimant must have its claim approved in special procedures.

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

●  state that the plaintiff was a shareholder at the time of the transaction with respect to which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

●  (i) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action or (ii) state the reasons for not making the effort.

Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

German Corporate Governance Code

The German Corporate Governance Code, or Corporate Governance Code, was originally published by the German Ministry of Justice (Bundesministerium der Justiz) in 2002 and was most recently amended on April 28, 2022 and published in its revised version in the German Federal Gazette (Bundesanzeiger) on June 27, 2022. The Corporate Governance Code contains general principles (Grundsätze) of corporate law – for informational purposes only – as well as recommendations (Empfehlungen) and suggestions (Anregungen) relating to the management and supervision of German companies that are listed on a stock exchange. It follows internationally and nationally recognized standards for good and responsible corporate governance. The purpose of the Corporate Governance Code is to make the German system of corporate governance transparent for investors. The Corporate Governance Code includes corporate governance principles and makes recommendations and suggestions with respect to shareholders and general shareholders’ meetings, the management and supervisory boards, transparency, accounting policies, and auditing.

There is no obligation to comply with the recommendations or suggestions of the Corporate Governance Code. However, the German Stock Corporation Act (Aktiengesetz) does require that the management board and supervisory board of a German listed company issue an annual declaration that either (i) states that the company has complied with the recommendations of the Corporate Governance Code or (ii) lists the recommendations that the company has not complied with and explains its reasons for deviating from the recommendations of the Corporate Governance Code (Entsprechenserklärung). In addition, a listed company is also required to state in this annual declaration whether it intends to comply with the recommendations or list the recommendations it does not plan to comply with in the future. The current declaration needs to be published on the company’s website. In addition, the Corporate Governance Code recommends that previous compliance declarations remain on the website for five years. If the company changes its policy on certain recommendations between such annual declarations, it must disclose this fact and explain its reasons for deviating from the recommendations. Noncompliance with suggestions contained in the Corporate Governance Code need not be disclosed.

Following our listing on the New York Stock Exchange in April 2019, the Corporate Governance Code applies to us, and we are required to issue the annual declarations described above. We issued and published our most recent annual compliance declaration on December 22, 2022. You can find our annual compliance declarations on our website at investor.jumia.com under Corporate Governance. This website address is included in this annual report as an inactive textual reference only.

Listing

Our ADSs are listed on NYSE under the symbol “JMIA.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent two ordinary shares (or a right to receive two ordinary shares) deposited with The Bank of New York Mellon SA/NV, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286.

You may hold ADSs either (a) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder (“ADS holder”). If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution for more information regarding those products. Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. German law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are described in “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on our ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of our ordinary shares or be able to exercise such rights at all.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, equitable and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities. Under certain circumstances, the right to surrender ADSs and withdraw deposited securities may be suspended temporarily.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent at any meeting at which you are entitled to vote pursuant to applicable law and our articles of association. Upon receipt of notice of any shareholders’ meeting, the depositary will notify you of such shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Germany and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date.

The depositary will not vote or attempt to exercise the right to vote or exercise any voting discretion, other than in accordance with such instructions received or deemed to have been received from any ADS holder.

If we asked the depositary to solicit your instructions at least 40 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, and we confirm to the depositary that:

●	we wish to receive a discretionary proxy,

●	as of the instruction cutoff date, we reasonably do not know of any substantial shareholder opposition to the particular question and

●	the particular question would not be materially adverse to the interests of our shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish. If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs. If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver is enforceable in the facts and circumstances of that case in accordance with applicable case law.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or ordinary shares. The terms of each such distribution agreement will be described in a prospectus supplement.

We as applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or development or maintenance of trading markets for any of the securities.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference

●	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on May 16, 2023;

●	our Reports on Form 6-K furnished to the SEC on May 16, 2023, May 23, 2023, July 5, 2023, August 14, 2023 and August 15, 2023.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from:

Jumia Technologies AG
Skalitzer Straße 104
10997 Berlin
Germany
+49 (30) 398 20 34 54

You may also access these documents on our website, investor.jumia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany. Our registered offices and most of our assets are located outside of the United States. In addition, all of the members of our management board, three out of eight supervisory board members, our senior management and the experts named herein are residents of Germany or jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our management board and supervisory board, our senior management and the experts named herein to enforce liabilities based on U.S. securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board, or senior management and the experts named in this prospectus. In addition, even if a judgment against our company, members of our management board, supervisory board, our senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount
SEC registration fee		$8,559.73
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any accompanying prospectus supplement will be passed upon for us by Noerr Partnerschaftsgesellschaft mbB.

EXPERTS

The consolidated financial statements of Jumia Technologies AG as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 appearing in Jumia Technologies AG’s Annual Report on Form 20-F for the year ended December 31, 2022, and the effectiveness of Jumia Technologies AG’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

20,227,736 American Depositary Shares
Representing 40,455,472 Ordinary Shares

PROSPECTUS SUPPLEMENT

RBC Capital Markets	Berenberg

August 6, 2024